[3]
                                                                                                                           WACHOVIA
____________________________________________________________________________________________________________________________________

REPORT TO SHAREHOLDERS FOR THE PERIOD ENDING SEPTEMBER 30, 1994

Dear Wachovia Shareholder:

Despite a slowdown in some sectors, the economy continued its overall expansion in the third quarter of 1994. Both productivity and consumer spending edged higher, while concerns regarding the potential for price inflation kept financial markets unsettled. Loan demand for banking remained strong and credit quality further improved, but competitive pricing and higher interest rates narrowed margins and limited overall business growth. In this environment
Wachovia performed well.

Net income per fully diluted share was $.80 for the third quarter, higher by
12.6 percent from $.71 a year earlier. Net income totaled $138 million compared with $124.4 million and represented annualized returns of 17.7 percent on shareholders' equity and 1.48 percent on assets.

For the first nine months of 1994, net income per fully diluted share was $2.30, an increase of 9.2 percent from $2.10 in the same period of 1993. Net income was $396.9 million versus $369.1 million and represented annualized returns of 17.3 percent on equity and 1.44 percent on assets.

Average interest-earning assets rose $3.052 billion or 10.2 percent and $3.236 billion or 11.1 percent for the three- and nine-month periods, respectively.
Growth was paced by strong loan demand, with average loans up $2.897 billion or
13.4 percent for the third quarter and $2.512 billion or 11.8 percent year to date. Compared with the second quarter, loan growth remained good with retail and commercial loans both increasing.

Average interest-bearing liabilities were higher by $3.135 billion or 12.7 percent for the third period and $3.213 billion or 13.4 percent for the first nine months. Both long-term debt, particularly bank notes, and short-term borrowings increased as interest-bearing time deposits remained essentially unchanged.

Taxable equivalent net interest income grew $10.8 million or 3.1 percent for the third quarter and $20.7 million or 2 percent year to date. Increases were driven primarily by interest-earning assets growth but were moderated by a higher cost of funds, particularly in the third period as short-term interest rates rose. The net yield on interest-earning assets decreased 29 basis points for the quarter and 39 basis points for the first nine months but was down a more moderate 4 basis points from the second period.

Other operating revenue was higher by $1.8 million or 1.2 percent for the three months and $2 million or less than 1 percent year to date. Good gains achieved in trust service fees and credit card income were offset, in part, by lower levels of deposit service charges, mortgage fee income and trading account profits. Growth in other service charges and fees and in other income has helped supplement and diversify the corporation's total other operating revenues. Noninterest expense was lower by $2.3 million or under 1 percent for the quarter and $15.6 million or 1.9 percent for the first nine months of the year.

Nonperforming assets at September 30, 1994 were $110 million or .44 percent of loans and foreclosed property, down from $188 million or .85 percent a year earlier and from $125 million or .51 percent at June 30. Net loan losses were $18.1 million or .29 percent of average loans for the third quarter and $51 million or .29 percent for the first nine months versus $18.9 million or .35 percent and $50.1 million or .31 percent, respectively, in the same periods of 1993.

The provision for loan losses was $18.1 million for the three months and $52.2 million year to date, down $5.4 million or 22.8 percent and $22.4 million or 30 percent, respectively, from year-earlier amounts. At September 30, the allowance for loan losses totaled $406 million, representing 1.63 percent of loans and 455 percent coverage of nonperforming loans. Shareholders' equity to assets was 8.43 percent, while the Tier I and total capital to risk-adjusted assets ratios were 9.40 percent and 13.03 percent, respectively.

Through more than a century Wachovia has positioned itself to be among the forefront of banking and business. Today, Wachovia's deep and abiding commitment to soundness remains intact. At the same time, the organization is shifting with the economy, the reality of the marketplace and the needs and desires of our customers to capitalize on opportunities for enhancement of shareholder value. Your continued confidence and support are appreciated.

Sincerely,


/s/ L. M. Baker, Jr.

L. M. Baker, Jr.
Chief Executive Officer
October  28, 1994

[ ] News Developments

____________________________________________________________________________________________________________________________________
- - - - The board of directors declared a fourth quarter dividend of $.33 per share, payable December 1 to shareholders of record on November 8. The dividend is higher by 10 percent from the $.30 per share paid both in the previous quarter and in the year-earlier period. For the full year, dividends will total $1.23 per share, an increase of 10.8 percent from the $1.11 per share paid in 1993.

- - - - Wachovia Corporate Services, Inc., began offering a new program for companies seeking to restructure deferred compensation to executives through non-qualified pension plans. Under the program, known as ExecuComp, Wachovia serves as an independent trustee, with plan assets safeguarded by Wachovia and held apart from company assets. Customers have access to numerous nonproprietary investment alternatives as well as to Wachovia's proprietary
Biltmore Funds. The program utilizes an IRS-approved rabbi trust as its funding mechanism, with Wachovia providing consultation, trustee, account valuation, tax reporting and payment services.

- - - - Wachovia is introducing over the next several months a new automated mortgage origination processing system. The software program, known as Wachovia Mortgage
Origination System, automatically calculates mortgage-related data such as monthly payments, mortgage insurance, escrows, closing costs and minimum qualifying income levels based on variables entered by mortgage lenders. The system also provides comparisons of various mortgage products, interest rates and down payment options allowing customers to make quicker and more informed decisions. Mortgage processing and approval time is reduced by transmitting customer data electronically to a mortgage processing center and by automatically generating loan application forms and all necessary loan origination documents as customers are being served.

- - - - Wachovia Bank of South Carolina began offering in September its Crown
Account, a premium package of more than 10 banking services to individual customers. The package is offered in conjunction with the Crown Classic account which provides the same premium services plus others to banking customers 50 and over. Crown account is already available in Georgia and North Carolina.



[ ] SELECTED PERIOD-END DATA
____________________________________________________________________________________________________________________________________

                                                                                                  September 30    September 30
                                                                                                      1994            1993
                                                                                                  ------------    ------------
Banking offices:
    North Carolina  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           216             223
    Georgia . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           126             129
    South Carolina  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           149             157
                                                                                                      ---             ---
      Total   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           491             509
                                                                                                      ===             ===
Automated banking machines:
    North Carolina  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           285             245
    Georgia . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           185             177
    South Carolina  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           169             166
                                                                                                      ---             ---
      Total   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           639             588
                                                                                                      ===             ===
Employees (full-time equivalent)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        15,614          15,731
Common stock shareholders of record . . . . . . . . . . . . . . . . . . . . . . . . . . . .        28,878          27,783
Common shares outstanding (thousands) . . . . . . . . . . . . . . . . . . . . . . . . . . .       170,760         172,012



[ ] FINANCIAL HIGHLIGHTS
____________________________________________________________________________________________________________________________________

                                                       Three Months Ended                           Nine Months Ended
                                                          September 30       Percent                   September 30       Percent
                                                        1994         1993    Change                1994         1993      Change
                                                      --------     --------  -------             --------     --------    -------
EARNINGS AND DIVIDENDS
(thousands, except per share data)
Net income  . . . . . . . . . . . . . . . . . . . .   $137,992     $124,407     10.9             $396,932     $369,098      7.5
Cash dividends paid on common stock . . . . . . . .     51,241       46,702      9.7              154,083      139,918     10.1
Payout ratio (total cash dividends/
  net income) . . . . . . . . . . . . . . . . . . .       37.1%        37.5%                         38.8%        37.9%
Net income per common share:
  Primary . . . . . . . . . . . . . . . . . . . . .   $    .80     $    .71     12.3             $   2.30     $   2.12      8.6
  Fully diluted . . . . . . . . . . . . . . . . . .   $    .80     $    .71     12.6             $   2.30     $   2.10      9.2
Cash dividends paid per common share  . . . . . . .   $    .30     $    .27     11.1             $    .90     $    .81     11.1
Average primary shares outstanding  . . . . . . . .    172,097      174,300     (1.3)             172,462      174,200     (1.0)
Average fully diluted shares outstanding  . . . . .    172,701      175,414     (1.5)             173,086      175,905     (1.6)
Annualized return on average assets . . . . . . . .       1.47%        1.47%                         1.44%        1.49%
Annualized return on average
  shareholders' equity  . . . . . . . . . . . . . .      17.63        17.12                         17.25        17.26
Including average unrealized gains (losses) on
  securities available-for-sale, net of tax:*
  Annualized return on average assets . . . . . . .       1.48           --                          1.44           --
  Annualized return on average
     shareholders' equity . . . . . . . . . . . . .      17.73           --                         17.26           --
Balance Sheet Data at Period-End
(millions, except per share data)
Total assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      $ 38,134     $ 35,320      8.0
Interest-earning assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        33,580       31,499      6.6
Loans - net of unearned income  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        24,968       22,066     13.1
Deposits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        22,256       22,187       .3
Interest-bearing liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        28,477       26,154      8.9
Shareholders' equity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         3,215**      2,975      8.1
Shareholders' equity to total assets  . . . . . . . . . . . . . . . . . . . . . . . . . . .          8.43%        8.42%
Risk-based capital ratios:
  Tier I capital  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          9.40         9.94
  Total capital . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         13.03        13.18
Per share:
  Book value  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      $  18.83     $  17.29      8.9
  Common stock closing price (NYSE) . . . . . . . . . . . . . . . . . . . . . . . . . . . .        32.250       39.125    (17.6)

 *Includes unrealized gains (losses) on securities available-for-sale of ($17)
  for the third quarter and ($1) year-to-date, net of tax
**Includes unrealized gains (losses) on securities available-for-sale of ($22), net of tax



[ ] COMMON STOCK DATA - PER SHARE
____________________________________________________________________________________________________________________________________

                                                                          1994                           1993
                                                          ------------------------------------    ---------------------
                                                            Third        Second        First      Fourth         Third
                                                            Quarter      Quarter      Quarter     Quarter       Quarter
                                                            -------      -------      --------    --------      -------
Market value:
  Period-end  . . . . . . . . . . . . . . . . . . . .     $ 32 1/4     $ 33 1/8    $  31 3/4     $ 33 1/2    $ 39 1/8
  High  . . . . . . . . . . . . . . . . . . . . . . .       35 1/4       35 3/8       35 1/8       39 3/4      40 3/8
  Low . . . . . . . . . . . . . . . . . . . . . . . .       31 3/8       30 3/4       30 1/8       31 7/8      33 3/8
Book value at period-end  . . . . . . . . . . . . . .      18.83        18.40        18.05        17.61       17.29
Dividend  . . . . . . . . . . . . . . . . . . . . . .        .30          .30          .30          .30         .27
Price/earnings ratio* . . . . . . . . . . . . . . .         10.7x        11.3x        11.1x        11.8x       14.2x


*Based on most recent twelve months net income per primary share and period-end stock price

[ ] MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
____________________________________________________________________________________________________________________________________
____________________________________________________________________________________________________________________________________
FINANCIAL SUMMARY                                                                                                            TABLE 1
____________________________________________________________________________________________________________________________________

                                                       Twelve
                                                       Months                  1994
                                                        Ended      -----------------------------------
                                                    September 30     Third       Second         First
                                                        1994        Quarter      Quarter       Quarter
                                                     ----------    --------     --------      --------
SUMMARY OF OPERATIONS
(thousands, except per share data)
Interest income - taxable equivalent  . . . . .      $2,354,106    $632,359     $594,669      $558,329
Interest expense  . . . . . . . . . . . . . . .         950,656     274,329      242,488       216,007
                                                     ----------    --------     --------      --------
Net interest income - taxable equivalent  . . .       1,403,450     358,030      352,181       342,322
Taxable equivalent adjustment . . . . . . . . .          98,999      24,909       24,882        24,476
                                                     ----------    --------     --------      --------
Net interest income . . . . . . . . . . . . . .       1,304,451     333,121      327,299       317,846
Provision for loan losses . . . . . . . . . . .          70,237      18,123       16,342        17,759
                                                     ----------    --------     --------      --------
Net interest income after
 provision for loan losses  . . . . . . . . . .       1,234,214     314,998      310,957       300,087
Other operating revenue . . . . . . . . . . . .         602,150     151,541      153,299       144,869
Gain on sale of subsidiary  . . . . . . . . . .              --          --           --            --
Investment securities gains . . . . . . . . . .           8,442         433          221           572
                                                     ----------    --------     --------      --------
Total other income  . . . . . . . . . . . . . .         610,592     151,974      153,520       145,441
Personnel expense . . . . . . . . . . . . . . .         569,650     139,695      141,232       141,014
Other expense . . . . . . . . . . . . . . . . .         545,978     131,598      133,313       129,036
                                                     ----------    --------     --------      --------
Total other expense . . . . . . . . . . . . . .       1,115,628     271,293      274,545       270,050
Income before income taxes  . . . . . . . . . .         729,178     195,679      189,932       175,478
Applicable income taxes*  . . . . . . . . . . .         209,249      57,687       55,791        50,679
                                                     ----------    --------     --------      --------
Net income  . . . . . . . . . . . . . . . . . .      $  519,929    $137,992     $134,141      $124,799
                                                     ==========    ========     ========      ========
Net income per common share:
 Primary  . . . . . . . . . . . . . . . . . . .      $     3.01    $    .80     $    .78      $    .72
 Fully diluted  . . . . . . . . . . . . . . . .      $     3.01    $    .80     $    .78      $    .72
Cash dividends paid per common share  . . . . .      $     1.20    $    .30     $    .30      $    .30
Average primary shares outstanding  . . . . . .         172,642     172,097      172,558       172,739
Average fully diluted shares outstanding  . . .         173,305     172,701      173,197       173,378

SELECTED AVERAGE BALANCES (millions)

Total assets  . . . . . . . . . . . . . . . . .      $   36,342    $ 37,409     $ 36,753      $ 35,778
Loans - net of unearned income  . . . . . . . .          23,425      24,553       23,969        23,010
Investment securities . . . . . . . . . . . . .           7,785**     7,695**      7,767**       7,690**
Other interest-earning assets . . . . . . . . .             989         809          829         1,083
Total interest-earning assets . . . . . . . . .          32,199      33,057       32,565        31,783
Interest-bearing deposits . . . . . . . . . . .          16,928      17,020       16,964        16,694
Short-term borrowed funds . . . . . . . . . . .           6,130       6,115        6,038         6,148
Long-term debt  . . . . . . . . . . . . . . . .           3,840       4,637        4,281         3,670
Total interest-bearing liabilities  . . . . . .          26,898      27,772       27,283        26,512
Noninterest-bearing deposits  . . . . . . . . .           5,402       5,364        5,333         5,366
Total deposits  . . . . . . . . . . . . . . . .          22,330      22,384       22,297        22,060
Shareholders' equity  . . . . . . . . . . . . .           3,033       3,114        3,063         3,021

RATIOS (averages)

Loans to deposits . . . . . . . . . . . . . . .          104.90%     109.69%      107.49%       104.31%
Annualized net loan losses to loans . . . . . .             .29         .29          .26           .30
Annualized net yield on
 interest-earning assets  . . . . . . . . . . .            4.36        4.30         4.34          4.37
Shareholders' equity to:
 Total assets   . . . . . . . . . . . . . . . .            8.34        8.32         8.33          8.44
 Net loans  . . . . . . . . . . . . . . . . . .           13.18       12.89        13.00         13.36
Annualized return on assets . . . . . . . . . .            1.43        1.48         1.46          1.40
Annualized return on
 shareholders' equity   . . . . . . . . . . . .           17.14       17.73        17.52         16.53


                                                               1993
                                                       --------------------      Nine Months Ended
                                                         Fourth     Third           September 30
                                                        Quarter    Quarter       1994          1993
                                                       --------    --------   ----------    ----------
SUMMARY OF OPERATIONS
(thousands, except per share data)
Interest income - taxable equivalent  . . . . .        $568,749    $558,418   $1,785,357    $1,652,989
Interest expense  . . . . . . . . . . . . . . .         217,832     211,145      732,824       621,180
                                                       --------    --------   ----------    ----------
Net interest income - taxable equivalent  . . .         350,917     347,273    1,052,533     1,031,809
Taxable equivalent adjustment . . . . . . . . .          24,732      26,487       74,267        74,169
                                                       --------    --------   ----------    ----------
Net interest income . . . . . . . . . . . . . .         326,185     320,786      978,266       957,640
Provision for loan losses . . . . . . . . . . .          18,013      23,483       52,224        74,639
                                                       --------    --------   ----------    ----------
Net interest income after
 provision for loan losses  . . . . . . . . . .         308,172     297,303      926,042       883,001
Other operating revenue . . . . . . . . . . . .         152,441     149,761      449,709       447,738
Gain on sale of subsidiary  . . . . . . . . . .              --          --           --         8,030
Investment securities gains . . . . . . . . . .           7,216         702        1,226        12,178
                                                       --------    --------   ----------    ----------
Total other income  . . . . . . . . . . . . . .         159,657     150,463      450,935       467,946
Personnel expense . . . . . . . . . . . . . . .         147,709     142,393      421,941       420,971
Other expense . . . . . . . . . . . . . . . . .         152,031     131,153      393,947       410,525
                                                       --------    --------   ----------    ----------
Total other expense . . . . . . . . . . . . . .         299,740     273,546      815,888       831,496
Income before income taxes  . . . . . . . . . .         168,089     174,220      561,089       519,451
Applicable income taxes*  . . . . . . . . . . .          45,092      49,813      164,157       150,353
                                                       --------    --------   ----------    ----------
Net income  . . . . . . . . . . . . . . . . . .      $  122,997    $124,407   $  396,932    $  369,098
                                                     ==========    ========   ==========    ==========
Net income per common share:
 Primary  . . . . . . . . . . . . . . . . . . .      $      .71    $    .71   $     2.30    $     2.12
 Fully diluted  . . . . . . . . . . . . . . . .      $      .71    $    .71   $     2.30    $     2.10
Cash dividends paid per common share  . . . . .      $      .30    $    .27   $      .90    $      .81
Average primary shares outstanding  . . . . . .         173,175     174,300      172,462       174,200
Average fully diluted shares outstanding  . . .         173,943     175,414      173,086       175,905

SELECTED AVERAGE BALANCES (millions)

Total assets  . . . . . . . . . . . . . . . . .      $   35,420    $ 33,870   $   36,653    $   33,025
Loans - net of unearned income  . . . . . . . .          22,165      21,656       23,850        21,338
Investment securities . . . . . . . . . . . . .           7,992       7,072        7,717**       6,718
Other interest-earning assets . . . . . . . . .           1,234       1,277          906         1,181
Total interest-earning assets . . . . . . . . .          31,391      30,005       32,473        29,237
Interest-bearing deposits . . . . . . . . . . .          17,030      16,835       16,894        17,015
Short-term borrowed funds . . . . . . . . . . .           6,218       5,432        6,100         5,128
Long-term debt  . . . . . . . . . . . . . . . .           2,774       2,370        4,200         1,838
Total interest-bearing liabilities  . . . . . .          26,022      24,637       27,194        23,981
Noninterest-bearing deposits  . . . . . . . . .           5,544       5,410        5,355         5,291
Total deposits  . . . . . . . . . . . . . . . .          22,574      22,245       22,249        22,306
Shareholders' equity  . . . . . . . . . . . . .           2,934       2,907        3,066         2,851

RATIOS (averages)

Loans to deposits . . . . . . . . . . . . . . .           98.19%      97.35%      107.20%        95.66%
Annualized net loan losses to loans . . . . . .             .31         .35          .29           .31
Annualized net yield on
 interest-earning assets  . . . . . . . . . . .            4.44        4.59         4.33          4.72
Shareholders' equity to:
 Total assets   . . . . . . . . . . . . . . . .            8.28        8.58         8.37          8.63
 Net loans  . . . . . . . . . . . . . . . . . .           13.48       13.68        13.08         13.62
Annualized return on assets . . . . . . . . . .            1.39        1.47         1.44          1.49
Annualized return on
 shareholders' equity   . . . . . . . . . . . .           16.77       17.12        17.26         17.26

*  Income taxes applicable to securities transactions
   were $3,334, $173, $89, $226, $2,846, $291,
   $488 and $4,626, respectively
** Reported at amortized cost; excludes pretax
   unrealized gains (losses) on securities available-
   for-sale of ($1) for the twelve months ended
   September 30, 1994, ($28) for the third quarter
   of 1994, ($14) for the second quarter of 1994,
   $37 for the first quarter of 1994 and ($2) for the
   nine months ended September 30, 1994
____________________________________________________________________________________________________________________________________

RESULTS OF OPERATIONS

Overview

         During the third quarter of 1994, business conditions generally improved as the economy continued to expand. Job growth in Wachovia Corporation's primary operating states remained good, with seasonally adjusted unemployment for the quarter averaging 5.5 percent, 5 percent and 6 percent for Georgia, North Carolina and South Carolina, respectively.
         Wachovia Corporation's net income was $137.992 million or $.80 per fully diluted share for the third quarter of 1994 and totaled $396.932 million or $2.30 per fully diluted share for the first nine months. This compares with $124.407 million or $.71 per share and with $369.098 million or $2.10 per share, respectively, in the same periods of 1993. Annualized returns for the quarter were 17.7 percent on shareholders' equity and 1.48 percent on assets. Year to date, annualized returns were 17.3 percent on equity and 1.44 percent on assets, with equity and assets used in computing returns including unrealized gains or losses, net of tax, on securities available-for-sale.
         Expanded operating results and the corporation's financial condition are presented in the following narrative and tables. Interest income is stated on a taxable equivalent basis which is adjusted for the tax-favored status of earnings from certain loans and investments. References to changes in assets and liabilities represent daily average levels unless otherwise noted.


____________________________________________________________________________________________________________________________________

COMPONENTS OF EARNINGS PER PRIMARY SHARE                                                                                     TABLE 2
____________________________________________________________________________________________________________________________________

                                                           Three Months Ended            Nine Months Ended
                                                             September 30                  September 30
                                                             1994    1993    Change        1994    1993   Change
                                                             -----   -----   ------       ------   -----  ------
Interest income - taxable equivalent  . . . . . . . . .      $3.67   $3.20    $.47        $10.35   $9.49   $.86
Interest expense  . . . . . . . . . . . . . . . . . . .       1.59    1.21     .38          4.25    3.57    .68
                                                             -----   -----    ----        ------   -----   ----
Net interest income - taxable equivalent  . . . . . . .       2.08    1.99     .09          6.10    5.92    .18
Taxable equivalent adjustment . . . . . . . . . . . . .        .14     .15    (.01)          .43     .42    .01
                                                             -----   -----    ----        ------   -----   ----
Net interest income . . . . . . . . . . . . . . . . . .       1.94    1.84     .10          5.67    5.50    .17
Provision for loan losses . . . . . . . . . . . . . . .        .11     .13    (.02)          .30     .43   (.13)
                                                             -----   -----    ----        ------   -----   ----
Net interest income after provision for loan losses . .       1.83    1.71     .12          5.37    5.07    .30
Other operating revenue . . . . . . . . . . . . . . . .        .88     .86     .02          2.61    2.57    .04
Gain on sale of subsidiary  . . . . . . . . . . . . . .         --      --      --            --     .05   (.05)
Investment securities gains . . . . . . . . . . . . . .         --      --      --            --     .07   (.07)
                                                             -----   -----    ----        ------   -----   ----
Total other income  . . . . . . . . . . . . . . . . . .        .88     .86     .02          2.61    2.69   (.08)
Personnel expense . . . . . . . . . . . . . . . . . . .        .81     .82    (.01)         2.45    2.42    .03
Other expense . . . . . . . . . . . . . . . . . . . . .        .76     .75     .01          2.28    2.36   (.08)
                                                             -----   -----    ----        ------   -----   ----
Total other expense . . . . . . . . . . . . . . . . . .       1.57    1.57      --          4.73    4.78   (.05)
Income before income taxes  . . . . . . . . . . . . . .       1.14    1.00     .14          3.25    2.98    .27
Applicable income taxes . . . . . . . . . . . . . . . .        .34     .29     .05           .95     .86    .09
                                                             -----   -----    ----        ------   -----   ----
Net income  . . . . . . . . . . . . . . . . . . . . . .      $ .80   $ .71    $.09        $ 2.30   $2.12   $.18
                                                             =====   =====    ====        ======   =====   ====
____________________________________________________________________________________________________________________________________


____________________________________________________________________________________________________________________________________

NET INTEREST INCOME AND AVERAGE BALANCES                                                                                     TABLE 3
____________________________________________________________________________________________________________________________________


                                              Twelve
                                              Months                      1994
                                              Ended        ---------------------------------------
                                           September 30    Third          Second          First
                                               1994        Quarter        Quarter         Quarter
                                             ----------    --------       --------        --------
NET INTEREST INCOME - TAXABLE
  EQUIVALENT (thousands)
Interest income:
  Loans . . . . . . . . . . . . . . . . .    $1,804,061    $495,361       $458,695        $422,388
  Investment securities . . . . . . . . .       507,743     125,922        126,313         125,663
  Interest-bearing bank balances  . . . .           603         142            185             160
  Federal funds sold and securities . . .
   purchased under resale agreements  . .        10,389       1,347          1,842           3,111
  Trading account assets  . . . . . . . .        31,310       9,587          7,634           7,007
                                             ----------    --------       --------        --------
    Total   . . . . . . . . . . . . . . .     2,354,106     632,359        594,669         558,329
Interest expense:
  Interest-bearing demand . . . . . . . .        55,621      13,954         13,456          13,235
  Savings and money market savings  . . .       153,797      44,811         37,928          34,284
  Savings certificates  . . . . . . . . .       220,037      57,023         53,156          53,465
  Large denomination certificates . . . .        71,355      18,453         18,507          15,057
  Time deposits in foreign offices  . . .        19,590       7,042          4,098           3,280
  Short-term borrowed funds . . . . . . .       234,334      71,495         61,337          51,625
  Long-term debt  . . . . . . . . . . . .       195,922      61,551         54,006          45,061
                                             ----------    --------       --------        --------
    Total   . . . . . . . . . . . . . . .       950,656     274,329        242,488         216,007
                                             ----------    --------       --------        --------
Net interest income . . . . . . . . . . .    $1,403,450    $358,030       $352,181        $342,322
                                             ==========    ========       ========        ========
Annualized net yield on
  interest-earning assets   . . . . . . .          4.36%       4.30%          4.34%           4.37%

AVERAGE BALANCES (millions)

Assets:
  Loans - net of unearned income  . . . .    $   23,425    $ 24,553       $ 23,969        $ 23,010
  Investment securities . . . . . . . . .         7,785       7,695          7,767           7,690
  Interest-bearing bank balances  . . . .            14          11             18              17
  Federal funds sold and securities
   purchased under resale agreements  . .           301         115            182             394
  Trading account assets  . . . . . . . .           674         683            629             672
                                             ----------    --------       --------        --------
    Total interest-earning assets . . . .        32,199      33,057         32,565          31,783
  Cash and due from banks . . . . . . . .         2,376       2,350          2,346           2,387
  Premises and equipment  . . . . . . . .           508         523            510             502
  Other assets  . . . . . . . . . . . . .         1,667       1,912          1,754           1,476
  Unrealized gains (losses) on securities
   available-for-sale   . . . . . . . . .            (1)        (28)           (14)             37
  Allowance for loan losses . . . . . . .          (407)       (405)          (408)           (407)
                                             ----------    --------       --------        --------
    Total assets  . . . . . . . . . . . .    $   36,342    $ 37,409       $ 36,753        $ 35,778
                                             ==========    ========       ========        ========
Liabilities and shareholders' equity:
  Interest-bearing demand . . . . . . . .    $    3,373    $  3,367       $  3,420        $  3,385
  Savings and money market savings  . . .         6,114       6,197          6,103           6,074
  Savings certificates  . . . . . . . . .         5,327       5,247          5,283           5,355
  Large denomination certificates . . . .         1,587       1,599          1,736           1,463
  Time deposits in foreign offices  . . .           527         610            422             417
  Short-term borrowed funds . . . . . . .         6,130       6,115          6,038           6,148
  Long-term debt  . . . . . . . . . . . .         3,840       4,637          4,281           3,670
                                             ----------    --------       --------        --------
    Total interest-bearing liabilities  .        26,898      27,772         27,283          26,512
  Demand deposits in domestic offices . .         5,326       5,277          5,245           5,302
  Demand deposits in foreign offices  . .             5           5              5               5
  Noninterest-bearing time deposits
   in domestic offices  . . . . . . . . .            71          82             83              59
  Other liabilities . . . . . . . . . . .         1,009       1,159          1,074             879
  Shareholders' equity  . . . . . . . . .         3,033       3,114          3,063           3,021
                                             ----------    --------       --------        --------
    Total liabilities and
      shareholders' equity  . . . . . . .    $   36,342   $  37,409       $ 36,753        $ 35,778
                                             ==========    ========       ========        ========
Total deposits  . . . . . . . . . . . . .    $   22,330   $  22,384       $ 22,297        $ 22,060


                                                      1993
                                               --------------------        Nine Months Ended
                                                 Fourth     Third             September 30
                                                Quarter    Quarter        1994            1993
                                               --------    --------     ----------      ----------
NET INTEREST INCOME - TAXABLE
  EQUIVALENT (thousands)
Interest income:
  Loans . . . . . . . . . . . . . . . . .      $427,617    $422,248     $1,376,444      $1,250,011
  Investment securities . . . . . . . . .       129,845     124,627        377,898         370,494
  Interest-bearing bank balances  . . . .           116         485            487           2,789
  Federal funds sold and securities
   purchased under resale agreements . . .        4,089       3,612          6,300           8,344
  Trading account assets   . . . . . . . .        7,082       7,446         24,228          21,351
                                               --------    --------       --------        --------
    Total    . . . . . . . . . . . . . . .      568,749     558,418      1,785,357       1,652,989

Interest expense:
  Interest-bearing demand  . . . . . . . .       14,976      15,478         40,645          45,457
  Savings and money market savings . . . .       36,774      37,844        117,023         114,974
  Savings certificates   . . . . . . . . .       56,393      59,063        163,644         184,402
  Large denomination certificates  . . . .       19,338      21,177         52,017          70,763
  Time deposits in foreign offices . . . .        5,170       3,076         14,420           9,333
  Short-term borrowed funds  . . . . . . .       49,877      43,910        184,457         123,970
  Long-term debt   . . . . . . . . . . . .       35,304      30,597        160,618          72,281
                                               --------    --------       --------        --------
    Total    . . . . . . . . . . . . . . .      217,832     211,145        732,824         621,180
                                               --------    --------       --------        --------
Net interest income  . . . . . . . . . . .     $350,917    $347,273     $1,052,533      $1,031,809
                                               ========    ========     ==========      ==========
Annualized net yield on
  interest-earning assets   . . . . . . .          4.44%       4.59%          4.33%           4.72%

AVERAGE BALANCES (millions)

Assets:
  Loans - net of unearned income  . . . .      $ 22,165    $ 21,656       $ 23,850        $ 21,338
  Investment securities . . . . . . . . .         7,992       7,072          7,717           6,718
  Interest-bearing bank balances  . . . .            11          59             15             101
  Federal funds sold and securities
   purchased under resale agreements  . .           513         454            229             355
  Trading account assets  . . . . . . . .           710         764            662             725
                                               --------    --------       --------        --------
    Total interest-earning assets . . . .        31,391      30,005         32,473          29,237
  Cash and due from banks . . . . . . . .         2,421       2,349          2,361           2,351
  Premises and equipment  . . . . . . . .           497         493            512             458
  Other assets  . . . . . . . . . . . . .         1,520       1,427          1,716           1,374
  Unrealized gains (losses) on securities
   available-for-sale   . . . . . . . . .            --          --             (2)             --
  Allowance for loan losses . . . . . . .          (409)       (404)          (407)           (395)
                                               --------    --------      ---------        --------
    Total assets  . . . . . . . . . . . .      $ 35,420    $ 33,870      $  36,653        $ 33,025
                                               ========    ========      =========        ========
Liabilities and shareholders' equity:
  Interest-bearing demand . . . . . . . .      $  3,319    $  3,233      $   3,391        $  3,186
  Savings and money market savings                6,080       6,013          6,125           5,970
  Savings certificates  . . . . . . . . .         5,426       5,551          5,294           5,652
  Large denomination certificates . . . .         1,550       1,637          1,600           1,804
  Time deposits in foreign offices                  655         401            484             403
  Short-term borrowed funds . . . . . . .         6,218       5,432          6,100           5,128
  Long-term debt  . . . . . . . . . . . .         2,774       2,370          4,200           1,838
                                               --------    --------      ---------        --------
    Total interest-bearing liabilities           26,022      24,637         27,194          23,981
  Demand deposits in domestic offices             5,480       5,314          5,275           5,209
  Demand deposits in foreign offices                  6           5              5               6
  Noninterest-bearing time deposits
   in domestic offices  . . . . . . . . .            58          91             75              76
  Other liabilities . . . . . . . . . . .           920         916          1,038             902
  Shareholders' equity  . . . . . . . . .         2,934       2,907          3,066           2,851
                                               --------    --------      ---------        --------
    Total liabilities and
      shareholders' equity  . . . . . . .      $ 35,420    $ 33,870      $  36,653        $ 33,025
                                               ========    ========      =========        ========
Total deposits  . . . . . . . . . . . . .      $ 22,574    $ 22,245      $  22,249        $ 22,306

____________________________________________________________________________________________________________________________________

Net Interest Income

     Net interest income on a taxable equivalent basis rose $10.757 million or
3.1 percent for the third quarter and $20.724 million or 2 percent for the first nine months of 1994. Increases reflected good growth in both periods of interest-earning assets, particularly loans, and higher asset yields in the third quarter. Moderating the gains were increased levels of interest-bearing liabilities and a higher cost of funds, particularly for the three months ended September 30. Compared with the second quarter of 1994, taxable equivalent net interest income increased $5.849 million or 1.7 percent, the result of continued loan growth and expanded asset yields.
     The net yield on interest-earning assets (net interest income as a percentage of average interest-earning assets) was lower by 29 basis points for the quarter and 39 basis points year to date. Although the average rate earned in the third period increased 21 basis points, the average rate paid expanded 52 basis points, primarily reflecting the immediate impact of Federal Reserve actions in August to raise short-term interest rates. For the first nine months of 1994, average asset yields declined 21 basis points as rates earned on newly acquired assets remained lower than those on replaced assets. Average rates paid increased 14 basis points for the period due to higher short-term borrowing costs. The net yield on interest-earning assets was down 4 basis points from the second quarter of 1994.
     Taxable equivalent interest income increased $73.941 million or 13.2 percent for the quarter and $132.368 million or 8 percent year to date, primarily reflecting higher volumes of interest-earning assets. A 21 basis point rise in the average rate earned on interest-earning assets in the third quarter of 1994 versus a year earlier also contributed to the increase.
     Average interest-earning assets for the three- and nine-month periods were up $3.052 billion or 10.2 percent and $3.236 billion or 11.1 percent, respectively, led by strong loan growth. Average loans increased $2.897 billion or 13.4 percent for the quarter, with gains occurring primarily in the commercial portfolio, and rose $2.512 billion or 11.8 percent year to date, with growth balanced largely between commercial and retail. Loan growth moderated somewhat from the second quarter of 1994 but exceeded total interest-earning assets growth. Average loans were up $584 million or 2.4 percent in comparison with the second quarter versus gains of $492 million or
1.5 percent for average interest-earning assets.
     Commercial loans, including related real estate categories, rose $1.846 billion or 15.7 percent for the three months, $1.343 billion or 11.3 percent year to date and $258 million or 1.9 percent from the second quarter of 1994. Gains were concentrated in regular commercial loans which were higher by $1.442 billion or 23.6 percent, $1.016 billion or 16.5 percent and $227 million or 3.1 percent, respectively. Other categories of growth included commercial mortgages and construction loans as well as tax-exempt loans on a year-over-year basis only. Based on regulatory definitions, commercial mortgages totaled $3.421 billion at September 30, 1994 and construction loans were $500 million. This compared with $3.115 billion and $458 million, respectively, a year earlier and with $3.357 billion in commercial mortgages and $477 million in construction loans at June 30, 1994.
     Retail loans, including residential mortgages, increased $1.051 billion or
10.7 percent and $1.169 billion or 12.4 percent for the three- and nine-month periods, respectively, and were up $326 million or 3.1 percent from the second quarter. Volume gains were driven primarily by credit cards and indirect loans which principally consists of automobile sales financing in Georgia, North Carolina and South Carolina. Average credit card loans grew $995 million or
36.9 percent for the third quarter, $955 million or 38.5 percent year to date and $258 million or 7.5 percent from the second period. At September 30, 1994, credit card outstandings totaled $3.816 billion versus $2.825 billion a year earlier and $3.591 billion at June 30, 1994.

____________________________________________________________________________________________________________________________________

TAXABLE EQUIVALENT RATE/VOLUME VARIANCE ANALYSIS - THIRD QUARTER*                                                           TABLE 4

___________________________________________________________________________________________________________________________________

                                                                                                                     Variance
   Average Volume    Average Rate                                              Interest                           Attributable to
  ---------------    ------------                                         -------------------                   ------------------
   1994     1993     1994   1993                                            1994       1993        Variance       Rate      Volume
  ------   ------    -----  -----                                         --------   --------      --------     -------    -------
     (Millions)                      INTEREST INCOME                                             (Thousands)
                                     Loans:
 $ 7,557  $ 6,115     6.32   5.33      Commercial  . . . . . . . . . .     $120,422   $ 82,115      $38,307      $16,934    $21,373
   1,951    1,853     8.88   9.34      Tax-exempt  . . . . . . . . . .       43,703     43,617           86       (2,183)     2,269
 -------  -------                                                          --------   --------      -------
   9,508    7,968     6.85   6.26         Total commercial . . . . . .      164,125    125,732       38,393       12,550     25,843
     740      691     8.35   8.52      Direct retail . . . . . . . . .       15,579     14,838          741         (308)     1,049
   2,490    2,271     7.68   8.34      Indirect retail . . . . . . . .       48,179     47,723          456       (3,937)     4,393
   3,695    2,700    11.00  11.37      Credit card   . . . . . . . . .      102,450     77,378       25,072       (2,591)    27,663
     335      330    11.67  11.16      Other revolving credit  . . . .        9,840      9,274          566          430        136
 -------  -------                                                          --------   --------      -------
   7,260    5,992     9.62   9.88         Total retail . . . . . . . .      176,048    149,213       26,835       (4,005)    30,840
     481      454     9.41   7.54      Construction  . . . . . . . . .       11,400      8,633        2,767        2,243        524
   3,389    3,160     7.83   7.30      Commercial mortgages  . . . . .       66,917     58,120        8,797        4,432      4,365
   3,654    3,871     7.82   7.86      Residential mortgages . . . . .       72,026     76,691       (4,665)        (376)    (4,289)
 -------  -------                                                          --------   --------      -------
   7,524    7,485     7.93   7.60         Total real estate  . . . . .      150,343    143,444        6,899        6,170        729
     176      137     7.68   8.78      Lease financing . . . . . . . .        3,415      3,039          376         (413)       789
      85       74     6.66   4.41      Foreign . . . . . . . . . . . .        1,430        820          610          469        141
 -------  -------                                                          --------   --------      -------
  24,553   21,656     8.00   7.74         Total loans  . . . . . . . .      495,361    422,248       73,113       15,077     58,036
                                     Investment securities:
                                       Held-to-maturity:
   2,286    3,946     6.52   6.08       U.S. Government and agency . .       37,574     60,505      (22,931)       4,073    (27,004)
   1,017    2,132     7.83   7.27       Mortgage backed securities . .       20,067     39,046      (18,979)       2,801    (21,780)
     587      666    12.35  12.64       State and municipal  . . . . .       18,262     21,216       (2,954)        (471)    (2,483)
      15      328     3.98   4.66       Other  . . . . . . . . . . . .          146      3,860       (3,714)        (492)    (3,222)
 -------  -------                                                          --------   --------      -------
                                          Total securities held-to-
   3,905    7,072     7.73   6.99           maturity . . . . . . . . .       76,049    124,627      (48,578)      11,985    (60,563)
                                       Available-for-sale:**
   2,622       --     5.41     --       U.S. Government and agency . .       35,776         --       35,776           --     35,776
     924       --     4.64     --       Mortgage backed securities . .       10,813         --       10,813           --     10,813
     244       --     5.33     --       Other  . . . . . . . . . . . .        3,284         --        3,284           --      3,284
 -------  -------                                                          --------   --------      -------
                                          Total securities available
   3,790       --     5.22     --           -for-sale  . . . . . . . .       49,873         --       49,873           --     49,873
 -------  -------                                                          --------   --------      -------
   7,695    7,072     6.49   6.99         Total investment securities.      125,922    124,627        1,295       (9,257)    10,552
      11       59     5.20   3.29    Interest-bearing bank balances. .          142        485         (343)         186       (529)
                                     Federal funds sold and
                                       securities purchased under
     115      454     4.66   3.15      resale agreements . . . . . . .        1,347      3,612       (2,265)       1,221     (3,486)
     683      764     5.57   3.87    Trading account assets  . . . . .        9,587      7,446        2,141        2,996       (855)
 -------  -------                                                          --------   --------      -------
                                          Total interest-earning
 $33,057  $30,005     7.59   7.38           assets . . . . . . . . . .      632,359    558,418       73,941       15,904     58,037
 =======  =======
                                     INTEREST EXPENSE
 $ 3,367  $ 3,233     1.64   1.90    Interest-bearing demand . . . . .       13,954     15,478       (1,524)      (2,141)       617
   6,197    6,013     2.87   2.50    Savings and money market savings.       44,811     37,844        6,967        5,780      1,187
   5,247    5,551     4.31   4.22    Savings certificates  . . . . . .       57,023     59,063       (2,040)       1,246     (3,286)
   1,599    1,637     4.58   5.13    Large denomination certificates .       18,453     21,177       (2,724)      (2,253)      (471)
 -------  -------                                                          --------   --------      -------
                                          Total time deposits in
  16,410   16,434     3.25   3.22           domestic offices . . . . .      134,241    133,562          679          877       (198)
     610      401     4.58   3.04    Time deposits in foreign offices.        7,042      3,076        3,966        1,953      2,013
 -------  -------                                                          --------   --------      -------
  17,020   16,835     3.29   3.22         Total time deposits. . . . .      141,283    136,638        4,645        3,138      1,507
                                     Federal funds purchased and
                                       securities sold under
   4,909    3,934     4.66   3.24      repurchase agreements . . . . .       57,688     32,140       25,548       16,316      9,232
     437      538     4.44   3.05    Commercial paper  . . . . . . . .        4,882      4,136          746        1,630       (884)
     769      960     4.60   3.15    Other short-term borrowed funds .        8,925      7,634        1,291        3,021     (1,730)
 -------  -------                                                          --------   --------      -------
                                          Total short-term
   6,115    5,432     4.64   3.21           borrowed funds . . . . . .       71,495     43,910       27,585       21,523      6,062
   3,798    1,776     4.97   4.51    Bank notes  . . . . . . . . . . .       47,538     20,180       27,358        2,238     25,120
     839      594     6.62   6.95    Other long-term debt  . . . . . .       14,013     10,417        3,596         (513)     4,109
 -------  -------                                                          --------   --------      -------
   4,637    2,370     5.27   5.12         Total long-term debt . . . .       61,551     30,597       30,954          887     30,067
 -------  -------                                                          --------   --------      -------
                                          Total interest-bearing
 $27,772  $24,637     3.92   3.40         liabilities  . . . . . . .        274,329    211,145       63,184       34,460     28,724
 =======  =======    -----  -----                                          --------   --------      -------
                      3.67   3.98    Interest rate spread
                     =====  =====
                                     Net yield on interest-earning assets
                      4.30   4.59         and net interest income  .       $358,030   $347,273      $10,757      (23,176)    33,933
                     =====  =====                                          ========   ========      =======

____________________________________________________________________________________________________________________________________

 *  Interest income and yields are presented on a fully taxable equivalent basis using the federal income tax rate and state tax rates, as applicable, reduced by the nondeductible portion of interest expense
**  Volume amounts are reported at amortized cost; excludes pretax unrealized losses of $28 million

____________________________________________________________________________________________________________________________________

TAXABLE EQUIVALENT RATE/VOLUME VARIANCE ANALYSIS - NINE MONTHS*                                                             TABLE 5

___________________________________________________________________________________________________________________________________

                                                                                                                 Variance
   Average Volume    Average Rate                                           Interest                          Attributable to
 ----------------    ------------                                     ----------------------                  ------------------
  1994     1993       1994   1993                                        1994        1993      Variance        Rate      Volume
 -------  -------    -----  -----                                     ----------  ----------   ---------      -------    -------
     (Millions)                       INTEREST INCOME                                         (Thousands)
                                      Loans:
 $ 7,189  $ 6,173     5.72   5.31       Commercial  . . . . . . . . . $  307,795  $  245,188   $  62,607      $20,117    $42,490
   1,973    1,884     8.68   9.13       Tax-exempt  . . . . . . . . .    128,119     128,749        (630)      (6,501)     5,871
 -------  -------                                                     ----------  ----------   ---------
   9,162    8,057     6.36   6.20          Total commercial . . . . .    435,914     373,937      61,977        9,647     52,330
     730      677     8.21   8.81       Direct retail . . . . . . . .     44,825      44,635         190       (3,133)     3,323
   2,453    2,197     7.75   8.57       Indirect retail . . . . . . .    142,134     140,860       1,274      (14,279)    15,553
   3,433    2,478    10.90  11.98       Credit card . . . . . . . . .    279,837     222,063      57,774      (21,542)    79,316
     332      328    11.38  11.15       Other revolving credit. . . .     28,259      27,314         945          561        384
 -------  -------                                                     ----------  ----------   ---------
   6,948    5,680     9.53  10.24          Total retail . . . . . . .    495,055     434,872      60,183      (31,762)    91,945
     487      470     8.68   7.37       Construction. . . . . . . . .     31,630      25,918       5,712        4,769        943
   3,325    3,144     7.54   7.34       Commercial mortgages. . . . .    187,570     172,585      14,985        4,853     10,132
   3,678    3,777     7.75   8.18       Residential mortgages . . . .    213,152     231,178     (18,026)     (12,080)    (5,946)
 -------  -------                                                     ----------  ----------   ---------
   7,490    7,391     7.72   7.77          Total real estate. . . . .    432,352     429,681       2,671       (3,054)     5,725
     169      132     7.86   9.09       Lease financing . . . . . . .      9,948       8,938       1,010       (1,321)     2,331
      81       78     5.23   4.44       Foreign . . . . . . . . . . .      3,175       2,583         592          475        117
 -------  -------                                                     ----------  ----------   ---------
  23,850   21,338     7.72   7.83          Total loans  . . . . . . .  1,376,444   1,250,011     126,433      (18,794)   145,227
                                      Investment securities:
                                        Held-to-maturity:
   2,248    3,352     6.60   6.40        U.S. Government and agency .    110,868     160,408     (49,540)       4,814    (54,354)
   1,058    2,312     7.70   7.66        Mortgage backed securities .     60,944     132,369     (71,425)         761    (72,186)
     610      698    12.59  12.57        State and municipal  . . . .     57,490      65,664      (8,174)         128     (8,302)
      12      356     4.75   4.53        Other  . . . . . . . . . . .        409      12,053     (11,644)         576    (12,220)
 -------  -------                                                     ----------  ----------   ---------
                                           Total securities held-
   3,928    6,718     7.82   7.37            to-maturity  . . . . . .    229,711     370,494    (140,783)      21,259   (162,042)
                                        Available-for-sale:**
   2,542       --     5.53     --        U.S. Government and agency .    105,062          --     105,062           --    105,062
     971       --     4.61     --        Mortgage backed securities .     33,499          --      33,499           --     33,499
     276       --     4.66     --        Other  . . . . . . . . . . .      9,626          --       9,626           --      9,626
 -------  -------                                                     ----------  ----------   ---------
                                           Total securities available-
   3,789       --     5.23     --            -for-sale  . . . . . . .    148,187          --     148,187           --    148,187
 -------  -------                                                     ----------  ----------   ---------
   7,717    6,718     6.55   7.37          Total investment securities   377,898     370,494       7,404      (44,160)    51,564
      15      101     4.28   3.70     Interest-bearing bank balances.        487       2,789      (2,302)         381     (2,683)
                                      Federal funds sold and
                                        securities purchased under
     229      355     3.68   3.14       resale agreements . . . . . .      6,300       8,344      (2,044)       1,258     (3,302)
     662      725     4.90   3.94     Trading account assets  . . . .     24,228      21,351       2,877        4,873     (1,996)
 -------  -------                                                     ----------  ----------   ---------
                                           Total interest-earning
 $32,473  $29,237     7.35   7.56            assets   . . . . . . . .  1,785,357   1,652,989     132,368      (46,531)   178,899
 =======  =======

                                      INTEREST EXPENSE
 $ 3,391  $ 3,186     1.60   1.91     Interest-bearing demand . . . .     40,645      45,457      (4,812)      (7,599)     2,787
   6,125    5,970     2.55   2.57     Savings and money market savings.  117,023     114,974       2,049         (925)     2,974
   5,294    5,652     4.13   4.36     Savings certificates. . . . . .    163,644     184,402     (20,758)      (9,419)   (11,339)
   1,600    1,804     4.35   5.24     Large denomination certificates.    52,017      70,763     (18,746)     (11,290)    (7,456)
 -------  -------                                                     ----------  ----------   ---------
                                           Total time deposits in
  16,410   16,612     3.04   3.34            domestic offices . . . .    373,329     415,596     (42,267)     (37,275)    (4,992)
     484      403     3.99   3.10     Time deposits in foreign offices.   14,420       9,333       5,087        2,993      2,094
 -------  -------                                                     ----------  ----------   ---------
  16,894   17,015     3.07   3.34          Total time deposits  . . .    387,749     424,929     (37,180)     (34,181)    (2,999)
                                      Federal funds purchased and
                                        securities sold under
   4,907    3,723     4.10   3.25       repurchase agreements . . . .    150,366      90,563      59,803       26,867     32,936
     518      449     3.65   3.01     Commercial paper  . . . . . . .     14,155      10,109       4,046        2,347      1,699
     675      956     3.95   3.26     Other short-term borrowed funds.    19,936      23,298      (3,362)       4,357     (7,719)
 -------  -------                                                     ----------  ----------   ---------
                                           Total short-term
   6,100    5,128     4.04   3.23            borrowed funds . . . . .    184,457     123,970      60,487       34,457     26,030
   3,377    1,319     4.76   4.55     Bank notes  . . . . . . . . . .    120,100      44,872      75,228        2,111     73,117
     823      519     6.58   7.06     Other long-term debt  . . . . .     40,518      27,409      13,109       (1,954)    15,063
 -------  -------                                                     ----------  ----------   ---------
   4,200    1,838     5.11   5.26          Total long-term debt . . .    160,618      72,281      88,337       (2,048)    90,385
 -------  -------                                                     ----------  ----------   ---------
                                           Total interest-bearing
 $27,194  $23,981     3.60   3.46            liabilities  . . . . . .    732,824     621,180    $111,644       25,842     85,802
 =======  =======    -----  -----                                     ----------  ----------    --------

                      3.75   4.10     Interest rate spread
                     =====  =====
                                      Net yield on interest-earning
                      4.33   4.72       assets and interest income. . $1,052,533  $1,031,809    $ 20,724      (88,104)   108,828
                     =====  =====                                     ==========  ==========    ========



__________________________________________________________________________________________________________________________________

 *   Interest income and yields are presented on a fully taxable equivalent basis using the federal income tax rate and state tax rates, as applicable, reduced by the nondeductible portion of interest expense
**   Volume amounts are reported at amortized cost; excludes pretax unrealized losses of $2 million

                Investment securities were higher by $623 million or 8.8 percent for the third quarter and $999 million or 14.9 percent year to date but decreased $72 million or under 1 percent from the second quarter as good loan growth continued. At September 30, 1994, securities available-for-sale totaled $3.689 billion and securities held-to-maturity were $3.973 billion as detailed in the following.

         $ in thousands
         Securities available-for-sale at market value:
          U.S. Government and agency . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       $2,557,183
          Mortgage backed securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          891,105
          Other        . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          240,696
                                                                                                           ----------
            Total securities available-for-sale. . . . . . . . . . . . . . . . . . . . . . . . . . .        3,688,984

         Securities held-to-maturity:
          U.S. Government and agency . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        2,303,835
          Mortgage backed securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        1,074,633
          State and municipal  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          579,527
          Other  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           14,872
                                                                                                           ----------
            Total securities held-to-maturity  . . . . . . . . . . . . . . . . . . . . . . . . . . .        3,972,867
                                                                                                           ----------
            Total investment securities    . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       $7,661,851
                                                                                                           ==========

                The corporation prospectively adopted Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" (FASB 115), effective January 1, 1994. FASB 115 classifies debt securities which management can demonstrate positive intent and ability to hold to maturity as securities held-to-maturity and reported at amortized cost. Debt and equity securities acquired principally to sell in the near term continue to be classified as trading securities and reported at fair market value under FASB 115. Unrealized gains and losses resulting from adjustments to market value are included in earnings under trading account profits. Debt and equity securities not classified as either held-to-maturity or trading are classified as available-for-sale and reported at fair market value with unrealized gains and losses included, net of tax, in shareholders' equity.
                At September 30, 1994, the market value of securities held-to-maturity was $3.981 billion, representing an $8 million appreciation over book value. Unrealized losses on securities available-for-sale were $35.225 million, pretax, and $21.510 million, net of tax. For the third quarter, unrealized losses on average securities available-for-sale were $27.589 million, pretax, and $16.885 million, net of tax. For the first nine months of 1994, there was an unrealized loss of $1.897 million on a pretax basis and $1.151 million, net of tax, on average securities available-for-sale.
                Interest expense rose $63.184 million or 29.9 percent for the three months and $111.644 million or 18 percent for the first nine months of 1994, reflecting both higher levels of interest-bearing liabilities and an increased cost of funds, particularly in the third quarter. The average rate paid on interest-bearing liabilities was up 52 basis points for the third period and 14 basis points for the first nine months.
                Average interest-bearing liabilities were higher by $3.135 billion or 12.7 percent for the third quarter, $3.213 billion or 13.4 percent year to date and $489 million or 1.8 percent from the second period. Increases reflected expanded funding for interest-earning assets growth, particularly loans. Incremental funding has come primarily from long-term debt as well as short-term borrowings due to modest and uneven growth in interest-bearing time deposits.
                Average interest-bearing time deposits were modestly higher by $185 million or 1.1 percent for the third period and $56 million or less than 1 percent from the second quarter but were lower by $121 million or under 1 percent year to date. Interest-bearing demand, savings and money market savings, and foreign time deposits were up for the quarter and year-to-date periods, while savings certificates and large denomination certificates declined in both periods.

                Short-term borrowings expanded $683 million or 12.6 percent and $972 million or 19 percent for the three and nine months, respectively, and were up $77 million or 1.3 percent from the second quarter. Higher levels of federal funds purchased and repurchase agreements accounted for all the increase in the third period versus a year earlier and for the majority of the growth year to date. Commercial paper borrowings also were up for the first nine months but decreased for the third quarter. Other short-term borrowings, largely consisting of term federal funds, declined in both periods.
                Long-term debt increased $2.267 billion or 95.6 percent from the third quarter, $2.362 billion or 128.5 percent year to date but rose a more moderate $356 million or 8.3 percent from the second quarter. Growth remained driven primarily by the bank note program begun in the second quarter of 1992. At September 30, 1994, bank notes outstanding totaled $3.890 billion with an average cost of 5.04 percent and an average maturity of 1.9 years. Comparable amounts a year earlier were $2.063 billion, 4.48 percent and 1.8 years, respectively. At June 30, 1994, bank notes outstanding were $3.661 billion.
                For the third quarter, gross deposits averaged $22.384 billion, an increase of $139 million or less than 1 percent from the same period a year earlier, and collected deposits, net of float, averaged $20.797 billion, up $110 million or under 1 percent. For the first nine months, gross deposits averaged $22.249 billion, lower by $57 million or less than 1 percent, while collected deposits averaged $20.674 billion, lower by $27 million or less than 1 percent.

ASSET AND LIABILITY MANAGEMENT, INTEREST RATE SENSITIVITY AND LIQUIDITY
MANAGEMENT
                Maintaining high quality and consistent growth of net interest income with acceptable levels of risk to changes in interest rates is the goal of asset and liability management. The corporation seeks to meet this goal by influencing the maturity and repricing characteristics of the various lending and deposit taking lines of business, by managing discretionary balance sheet asset and liability portfolios and by utilizing off-balance sheet financial instruments.
                Interest rate risk management is carried out by Funds Management which operates under policies established by the Finance Committee of the corporation's board of directors and the guidance of the Management Finance Committee.
                The corporation uses a number of tools to measure interest rate risk, including monitoring the difference or gap between rate sensitive assets and liabilities over various time periods, monitoring the change in present value of the asset and liability portfolios under various rate scenarios and income simulation modeling. Management believes that rate risk is best measured by simulation modeling which can incorporate changes in asset and liability volumes, changes in interest rates as well as the associated timing of the rate of change in interest rates of various categories of assets and liabilities.
                The model captures interest-earning assets, interest-bearing liabilities and off-balance sheet financial instruments and projects net interest income on a continuous rolling 12-month basis. The corporation monitors exposure to a gradual change in rates of 200 basis points up or down over the rolling 12-month period and an interest rate shock of an instantaneous change in rates of 200 basis points up or down over the same period. From time to time, the model horizon is expanded to a 24-month period. The results of these simulations are monitored for compliance with policy and analyzed with the objective of identifying potential adverse performance situations. If conditions indicate an adverse situation is likely, management's immediate goal is to construct a strategy to alter the balance sheet or enter into off-balance sheet financial instruments to neutralize, as much as possible, the adverse impact.
                The corporation uses both on-balance sheet instruments such as investment securities and purchased funds and off-balance sheet derivative instruments to manage interest rate risk and net interest income. Off-balance sheet instruments used for asset and liability management purposes include interest rate swaps, futures and options with indices that directly correlate to on-balance sheet instruments. These financial instruments, principally interest rate swaps, have been used by the corporation over a number of years and management believes the use of such instruments enhances the effectiveness of asset and liability management on a sound basis.

                Off-balance sheet asset and liability derivative transactions, on a stand-alone basis, resulted in additional interest expense of $1.981 million for the third quarter of 1994 and $7.289 million year to date. However, this effect was more than offset by net interest income from related on-balance sheet instruments. The combination of on-balance sheet instruments and off-balance sheet contracts is intended to provide growth of net interest income, stability to the corporation's interest rate sensitivity and enhanced liquidity.
                At September 30, 1994, the corporation had $1.375 billion notional amount of derivatives outstanding for asset and liability management purposes. Interest rate swaps were $960 million or 70 percent of the total notional amount. Off-balance sheet derivative financial instruments do not expose the corporation to credit risk equal to the notional amount, but instead credit risk is equal to the fair value gain of the instrument if a counterparty fails to perform. The credit risk is normally a small percentage of the notional amount and fluctuates as interest rates move up and down. The corporation mitigates this risk by subjecting the transactions to the same rigorous approval and monitoring process as is used for on-balance sheet credit transactions, by dealing in the national market with highly rated counterparties, by executing all transactions under International Swaps and Derivatives Association Master Agreements and by using collateral instruments to reduce exposure. Collateral is delivered by either party when the fair value of a particular transaction or group of transactions with the same counterparty on a net basis exceeds an acceptable threshold of exposure. The threshold level is determined based on the strength of the individual counterparty.
                The fair value of all asset and liability derivative positions for which the corporation was exposed to counterparties totaled $13.199 million as of September 30, 1994. The fair value of all asset and liability derivative positions for which counterparties were exposed to the corporation amounted to $48.377 million on the same date. Details of the net fair value loss of $35.178 million and additional asset and liability derivative information are included in the accompanying tables.

                           Estimated Fair Value of Asset and Liability Management Derivatives by Purpose
                           -----------------------------------------------------------------------------

                                                         September 30, 1994     June 30, 1994    September 30, 1993
                                                         -------------------   ----------------  ------------------
                                                         Notional      Fair    Notional    Fair  Notional   Fair
$ in millions                                             Amount      Value*   Amount     Value*  Amount    Value*
                                                         --------     ------   --------   ------ --------   ------
Convert floating rate liabilities to fixed:
  Swaps-pay fixed/receive floating  . . . . . . . . .       $237       $(2)     $279      $(3)    $ 530     ($29)
  Forward starting swaps-pay fixed/receive floating           75         1
  Caps purchased-pay fixed/receive floating   . . . .         15         -        15        -       15        -

Convert fixed rate liabilities to floating:
  Swaps-receive fixed/pay floating  . . . . . . . . .        100       (16)      100      (13)       -        -

Convert floating rate assets to fixed:
  Swaps-receive fixed/pay floating  . . . . . . . . .        373       (15)      385      (15)     298        1
  Index amortizing swaps-receive fixed/pay floating          175        (3)      150       (1)

Hedge spread between prime and fed funds:
  Interest rate caps  . . . . . . . . . . . . . . . .        400         -       400        -      200        1
                                                          ------      ----    ------    -----   ------    -----
     Total derivatives  . . . . . . . . . . . . . . .     $1,375      ($35)   $1,329     ($32)  $1,043     ($27)
                                                          ======      ====    ======    =====   ======    =====


* Fair value consists of unrealized gains and losses, accrued interest receivable or payable, and unamortized premiums paid or received.

        Maturity Schedule of Asset and Liability Management Derivatives
        ---------------------------------------------------------------
                               September 30, 1994

                                          Within                                      Over           Average
                                            One     Two     Three    Four    Five     Five             Life
                                           Year    Years    Years   Years    Years   Years    Total  (Years)
                                          ------   -----    -----   -----    -----   -----    -----  -------
$ in millions
Interest rate swaps:
  Pay fixed/receive floating:
    Notional amount . . . . . . . . . .     $123    $ 43     $ 24     $13     $14      $ 20    $237     1.78
    Weighted average rates received . .     5.06%   5.34%    4.95%   5.36%   5.33%     5.03%   5.13%
    Weighted average rates paid . . . .     8.16    8.84     7.56    6.36    6.54      6.79    7.91

  Receive fixed/pay floating:
    Notional amount . . . . . . . . . .       12     359        -       2       -       100     473     4.43
    Weighted average rates received . .     9.12%   4.61%       -   10.90%      -      6.31%   5.11%
    Weighted average rates paid . . . .     7.63    5.17        -    7.69       -      5.31    5.27

Index amoritzing swaps:*
  Receive fixed/pay floating:
    Notional amount . . . . . . . . . .        2      15      116      10      32         -     175     2.91
    Weighted average rates received . .     5.65%   6.62%    6.17%   7.16%   7.17%        -    6.44%
    Weighted average rates paid . . . .     5.25    4.95     5.08    4.92    4.93         -    5.04

Total interest rate swaps:
  Notional amount . . . . . . . . . . .     $137    $417     $140     $25     $46      $120    $885     3.42
  Weighted average rates received . . .     5.41%   4.75%    5.97%   6.46%   6.66%     6.10%   5.38%
  Weighted average rates paid . . . . .     8.06    5.54     5.52    5.86    5.41      5.56    5.93

Forward starting interest rate swaps:
  Notional amount . . . . . . . . . . .        -       -        -       -       -        75      75     9.51
  Weighted average rates received . . .        -       -        -       -       -         -       -
  Weighted average rates paid . . . . .        -       -        -       -       -      6.03%   6.03%

Interest rate caps (notional amount)**.        -     415        -       -       -         -     415     1.50

       Total derivatives (notional amount). $137    $832     $140     $25     $46      $195  $1,375     3.17

 * Maturity is based upon expected average lives rather than contractual lives.
**  Average rates are not meaningful.

                Asset and liability derivative transactions are accounted for following hedge accounting rules. Accordingly, gains and losses related to the fair value of derivative contracts used for asset and liability management purposes are not immediately recognized in earnings. If the hedged or altered balance sheet amounts were marked to market, the resulting unrealized balance sheet gains or losses could be expected to compensate for unrealized derivatives gains and losses.
                Management regularly reviews the liquidity position under normal business conditions and under significant market disruption or stress conditions. Results of these reviews are presented to the Management Finance Committee and Board Finance Committee quarterly.
                The objective of liquidity management is to ensure that the corporation is positioned to meet all immediate and future demands for cash. Liquidity management relies upon liquidity analysis, knowledge of historical trends over past credit and business cycles and forecasts of future conditions to achieve its objectives. The two broad-based sources of liquidity which exist for the corporation are its high quality marketable assets and liabilities which are readily accepted in the marketplace. Asset liquidity primarily is provided by securities which by their maturity structure or marketability can produce cash flows that result in enhanced liquidity. The corporation generates additional cash through the liability side of the balance sheet from the growth of deposits and the issuance of bank notes and other forms of debt securities. Wachovia's ability to attract a variety of funds rests on the corporation's strength of capital, reputation, credit ratings and diverse statewide banking networks.
                At September 30, 1994, Wachovia's senior debt was rated (P)Aa3 by Moody's and (P)AA by Standard & Poor's. The corporation's subordinated debt was rated A1 and AA- by Moody's and Standard & Poor's, respectively. Commercial paper was rated P-1 by Moody's and A-1+ by Standard & Poor's.

Nonperforming Assets
                 The corporation's nonperforming assets at September 30, 1994 totaled $109.511 million, representing .44 percent of loans and foreclosed property. This was down $78.567 million or 41.8 percent from a year earlier and lower by $15.018 million or 12.1 percent from June 30, 1994, continuing the generally improving trend that began in the first quarter of 1992. The decreases in nonperforming assets were due to improvement in the credit quality of borrowers as well as sales of foreclosed property. The corporation historically has shown relatively low levels of problem assets as a result of its strong underwriting standards, consistent credit reviews and aggressive charge-off policy.
                 The majority of nonperforming assets are real estate related. At September 30, 1994, real estate non-performing assets were $73.033 million or .95 percent of real estate loans and foreclosed real estate. The total decreased $78.359 million or 51.8 percent from $151.392 million or 2.05 percent a year earlier and was down $12.411 million or 14.5 percent from $85.444 million or 1.14 percent at June 30, 1994. Included in real estate nonperforming assets was $55.749 million of real estate nonperforming loans at September 30, 1994, $93.618 million a year earlier and $64.875 million at second quarter-close.
                 Commercial real estate nonperforming assets were $53.418 million or 1.36 percent of related loans and foreclosed real estate versus $122.209 million or 3.38 percent at the end of the 1993 third quarter and $63.503 million or 1.66 percent at June 30, 1994. Commercial real estate nonperforming loans included in the above totals were $44.780 million at September 30, 1994, $75.175 million a year earlier and $51.295 million at second quarter-end.


____________________________________________________________________________________________________________________________________

NONPERFORMING ASSETS AND CONTRACTUALLY PAST DUE LOANS                                                                       TABLE 6
(thousands)
___________________________________________________________________________________________________________________________________


                                                           Sept. 30      June 30      March 31      Dec. 31      Sept. 30
                                                             1994         1994          1994         1993          1993
                                                           ---------    ---------     ---------    ---------     ---------
NONPERFORMING ASSETS
Cash-basis assets -- domestic borrowers . . . . . . .      $ 89,184     $100,696      $100,126     $108,882      $126,474
Restructured loans -- domestic  . . . . . . . . . . .            --*          --            --           80            84
                                                            -------      -------       -------      -------       -------
    Total nonperforming loans   . . . . . . . . . . .        89,184      100,696       100,126      108,962       126,558
Foreclosed property:
  Foreclosed real estate  . . . . . . . . . . . . . .        22,309       26,347        30,136       51,701        65,038
  Less valuation allowance  . . . . . . . . . . . . .         5,025        5,778         6,977        9,168         7,264
  Other foreclosed assets . . . . . . . . . . . . . .         3,043        3,264         2,982        3,406         3,746
                                                            -------      -------       -------      -------       -------
    Total foreclosed property   . . . . . . . . . . .        20,327       23,833        26,141       45,939        61,520
                                                            -------      -------       -------      -------       -------
    Total nonperforming assets  . . . . . . . . . . .      $109,511**   $124,529      $126,267     $154,901      $188,078
                                                            =======      =======       =======      =======       =======
Nonperforming loans to period-end loans . . . . . . .           .36%         .41%          .42%         .47%          .57%
Nonperforming assets to period-end loans and
  foreclosed property . . . . . . . . . . . . . . . .           .44          .51           .53          .67           .85
Period-end allowance for loan losses times
  nonperforming loans . . . . . . . . . . . . . . . .          4.55x        4.03x         4.05x        3.72x         3.19x
Period-end allowance for loan losses times
  nonperforming assets  . . . . . . . . . . . . . . .          3.71         3.26          3.21         2.61          2.15
CONTRACTUALLY PAST DUE LOANS
(accruing loans past due 90 days or more)
Domestic borrowers  . . . . . . . . . . . . . . . . .      $ 43,708     $ 50,321      $ 42,744     $ 44,897      $ 47,532
                                                            =======      =======       =======      =======       =======

 *Excludes $14,382 of loans which have been renegotiated at market rates and have demonstrated performance at the renegotiated terms for at least one year **Net of cumulative corporate and commercial real estate charge-offs and foreclosed real estate write-downs totaling $36,745; includes $17,946 of nonperforming assets on which interest and principal are paid current

Provision and Allowance for Loan Losses
                 The provision for loan losses was $18.123 million for the third quarter and $52.224 million for the first nine months of 1994, down $5.360 million or 22.8 percent and $22.415 million or 30 percent, respectively, from the same periods in 1993.
                 The provision reflects management's assessment of the adequacy of the allowance for loan losses to absorb potential write-offs in the loan portfolio. This assessment considers several factors, including growth and composition of the portfolio, historical credit loss experience, current and anticipated economic conditions, and changes in borrowers' financial conditions.
                 For the three months ended September 30, 1994, net loan losses totaled $18.060 million or .29 percent of average loans on an annualized basis. This compares with $18.872 million or .35 percent in the year-earlier period. Year to date, net loan losses were $51.017 million or .29 percent of average loans versus $50.105 million or .31 percent in the first nine months of 1993.
                 Real estate loans had net recoveries of $524 thousand for the third quarter and $4.471 million year to date versus net charge-offs of $2.181 million and $4.665 million, respectively, in 1993. Credit card net loan losses for the quarter totaled $14.473 million or 1.57 percent annualized of average credit card loans and $41.678 million or
         1.62 percent for the first nine months of 1994. This compared with $14.581 million or 2.16 percent and $39.908 million or 2.15 percent in the same year-earlier periods.
                 The allowance for loan losses at September 30, 1994 was $406.005 million, representing 1.63 percent of period-end loans and 455 percent coverage of nonperforming loans. Comparable amounts a year earlier were $404.091 million, 1.83 percent and 319 percent coverage, respectively.


Allowance for Loan Losses (thousands)                                                                                        Table 7





                                                              1994                       1993
                                                  ---------------------------      ----------------       Nine Months Ended
                                                   Third     Second    First       Fourth    Third           September 30
                                                  Quarter   Quarter   Quarter      Quarter  Quarter         1994      1993
                                                  -------   -------   -------      -------  -------        ------    ------
SUMMARY OF TRANSACTIONS
Balance at beginning of period  . . . . . .      $405,942  $405,474  $404,798     $404,091  $399,480      $404,798  $379,557
Provision for loan losses . . . . . . . . .        18,123    16,342    17,759       18,013    23,483        52,224    74,639
Deduct net loan losses:
  Loans charged off:
    Commercial  . . . . . . . . . . . . . .         3,063     2,947     5,080        1,418     1,875        11,090     5,374
    Credit card   . . . . . . . . . . . . .        17,310    16,808    15,928       15,392    17,147        50,046    47,599
    Other revolving credit  . . . . . . . .           908       902       905        1,375       758         2,715     2,547
    Other retail  . . . . . . . . . . . . .         2,504     2,605     3,084        2,754     1,853         8,193     5,677
    Real estate   . . . . . . . . . . . . .           749     1,352       819        4,899     3,706         2,920     9,615
    Lease financing   . . . . . . . . . . .            28        80        61           81       110           169       377
    Foreign   . . . . . . . . . . . . . . .             -         -         -            -         -             -         -
                                                  -------   -------   -------      -------   -------      --------   -------
      Total   . . . . . . . . . . . . . . .        24,562    24,694    25,877       25,919    25,449        75,133    71,189
  Recoveries:
    Commercial  . . . . . . . . . . . . . .           915     1,423     1,957          971     1,354         4,295     4,601
    Credit card   . . . . . . . . . . . . .         2,837     2,760     2,771        2,625     2,566         8,368     7,691
    Other revolving credit  . . . . . . . .           285       303       247          270       228           835       759
    Other retail  . . . . . . . . . . . . .         1,159       749     1,121          942       842         3,029     2,849
    Real estate   . . . . . . . . . . . . .         1,273     3,506     2,612        3,743     1,525         7,391     4,950
    Lease financing   . . . . . . . . . . .            25        70        78           53        54           173       211
    Foreign   . . . . . . . . . . . . . . .             8         9         8            9         8            25        23
                                                  -------   -------   -------      -------   -------      --------   -------
      Total   . . . . . . . . . . . . . . .         6,502     8,820     8,794        8,613     6,577        24,116    21,084
                                                  -------   -------   -------      -------   -------      --------   -------
  Net loan losses   . . . . . . . . . . . .        18,060    15,874    17,083       17,306    18,872        51,017    50,105
                                                  -------   -------   -------      -------   -------      --------   -------
Balance at end of period  . . . . . . . . .      $406,005  $405,942  $405,474     $404,798  $404,091      $406,005  $404,091
                                                  =======   =======   =======      =======   =======       =======   =======
NET LOAN LOSSES (RECOVERIES) BY CATEGORY
Commercial  . . . . . . . . . . . . . . . .      $  2,148  $  1,524  $  3,123     $    447  $    521      $  6,795  $    773
Credit card . . . . . . . . . . . . . . . .        14,473    14,048    13,157       12,767    14,581        41,678    39,908
Other revolving credit  . . . . . . . . . .           623       599       658        1,105       530         1,880     1,788
Other retail  . . . . . . . . . . . . . . .         1,345     1,856     1,963        1,812     1,011         5,164     2,828
Real estate . . . . . . . . . . . . . . . .          (524)   (2,154)   (1,793)       1,156     2,181        (4,471)    4,665
Lease financing . . . . . . . . . . . . . .             3        10       (17)          28        56            (4)      166
Foreign . . . . . . . . . . . . . . . . . .            (8)       (9)       (8)          (9)       (8)          (25)      (23)
                                                  -------   -------   -------      -------   -------      --------   -------
      Total   . . . . . . . . . . . . . . .      $ 18,060  $ 15,874  $ 17,083     $ 17,306  $ 18,872      $ 51,017  $ 50,105
                                                  =======   =======   =======      =======   =======       =======   =======
ANNUALIZED NET LOAN LOSSES (RECOVERIES)
  TO AVERAGE LOANS BY CATEGORY
Commercial  . . . . . . . . . . . . . . . .           .09%      .07%      .14%         .02%      .03%          .10%      .01%
Credit card . . . . . . . . . . . . . . . .          1.57      1.63      1.67         1.74      2.16          1.62      2.15
Other revolving credit  . . . . . . . . . .           .74       .72       .80         1.34       .64           .75       .73
Other retail  . . . . . . . . . . . . . . .           .17       .23       .25          .23       .14           .22       .13
Real estate . . . . . . . . . . . . . . . .          (.03)     (.12)     (.10)         .06       .12          (.08)      .08
Lease financing . . . . . . . . . . . . . .           .01       .02      (.04)         .08       .16          (.00)      .17
Foreign . . . . . . . . . . . . . . . . . .          (.04)     (.04)     (.04)        (.05)     (.04)         (.04)     (.04)
Total loans . . . . . . . . . . . . . . . .           .29       .26       .30          .31       .35           .29       .31
Period-end allowance to outstanding loans .          1.63%     1.67%     1.71%        1.76%     1.83%         1.63%     1.83%

Noninterest Income
                Total other operating revenue increased modestly for both the third quarter and first nine months of 1994, rising $1.780 million or
         1.2 percent and $1.971 million or less than 1 percent, respectively. Good growth in trust service fees and credit card income was supplemented by strong gains primarily in other service charges and fees, and in other income. Increases were tempered, however, by lower levels primarily of deposit account service charges, mortgage fee income and trading account profits.
                Trust service fees were up $2.454 million or 8.3 percent for the third period and $7.137 million or 8 percent for the first nine months. Gains were largely due to growth in Personal Trust, which primarily consists of Personal Financial Services, and to increased revenues associated with the corporation's proprietary Biltmore Funds. Service fees for Corporate Trust largely were unchanged for the quarter but increased year to date.
                Credit card income rose $2.262 million or 8.7 percent for the quarter and $7.779 million or 10.5 percent year to date. Continued good gains in cardholder interchange income and higher annual fee revenue, reflecting greater card usage, growth in new accounts and high renewals among existing cardholders, primarily accounted for the increases in both periods. Cardholder purchase volume totaled $862.031 million for the third quarter and $2.337 billion year to date.
                Service charges on deposit accounts were lower by $2.969 million or 5.7 percent and $6.167 million or 4 percent for the three- and nine-month periods, respectively. Commercial account analysis fees decreased in both periods, reflecting, in part, the closing of the corporation's retail lockbox in late 1993 and the impact of rising interest rates which increased the value of corporate deposit balances. Overdraft and NSF charges increased for the third period but remained down year to date.
                Mortgage fee income declined $1.109 million or 11.4 percent for the third quarter and $4.633 million or 16 percent year to date, primarily reflecting a rising interest rate environment. Higher interest rates depressed residential mortgage volumes, lowering origination fees from year-earlier periods. Loan originations amounted to $296.307 million for the quarter and $1.146 billion year to date compared with $602.618 million and $1.480 billion, respectively, a year earlier. Increased interest rates also resulted in losses on loan sales versus gains in the third period and first nine months of 1993. At September 30, 1994, the mortgage portfolio serviced was $9.372 billion, representing 138,330 loans versus $8.970 billion and 136,431 loans a year earlier. Rising interest rates also weakened the bond market, negatively impacting trading account profits which decreased $1.945 million or 55.2 percent for the quarter and $7.325 million or 66.6 percent year to date.
                Remaining combined categories of total other operating revenue, excluding income from student loan servicing which was sold as a subsidiary in February 1993, increased $3.087 million or 10.7 percent and $10.715 million or 12.7 percent for the three and nine months, respectively. Bankers' acceptance and letter of credit fees were up $902 thousand or 18.3 percent for the quarter and $2.768 million or
         18.4 percent year
         to date. Other income rose $334 thousand or 3.8 percent for the quarter and $4.750 million or 20.6 percent year to date, while other service charges and fees rose $2.323 million or 19 percent and $4.387 million or 11.9 percent, respectively. Included in other service charges and fees are net ATM fees, mutual fund fees, safe deposit fees, brokerage commissions and debit card interchange fees.
                At September 30, 1994, Wachovia's customer portfolio of interest rate and currency derivatives (excluding foreign exchange forwards and options) had a notional value of $2.549 billion and a fair value of $2.505 million. This compares with $2.407 billion notional and $2.698 million fair value at June 30, 1994. Wachovia manages the credit risk of derivative instruments by applying its standard credit underwriting criteria to assess and periodically review the creditworthiness of each counterparty. Wachovia's present exposure to market risk for its customer portfolio is negligible. Revenues from the customer portfolio represent a small profit margin on intermediated transactions and are recorded in other operating income.
                Including gains on securities and subsidiary sales, total noninterest income for the third quarter increased $1.511 million or 1 percent but was down $17.011 million or 3.6 percent year to date. Gains on securities sales were $433 thousand for the three months and $1.226 million for the first nine months of 1994 compared with $702 thousand and $12.178 million, respectively, in the same periods of 1993. The first nine months of 1993 also included a pretax gain of $8.030 million on the sale of Wachovia Student Financial Services, Inc.


Noninterest Income (thousands)                                                                                               Table 8




                                                              1994                       1993
                                                  ---------------------------      ----------------       Nine Months Ended
                                                   Third     Second    First       Fourth    Third           September 30
                                                  Quarter   Quarter   Quarter      Quarter  Quarter        1994        1993
                                                  -------   -------   -------      -------  -------       ------    -------
Service charges on deposit accounts . . . . .     $ 48,940  $ 50,646  $ 48,150    $ 48,982  $ 51,909     $147,736   $153,903
Fees for trust services . . . . . . . . . . .       32,151    32,983    31,681      30,352    29,697       96,815     89,678
Credit card income - net of interchange
   payments . . . . . . . . . . . . . . . . .       28,271    28,120    25,334      27,834    26,009       81,725     73,946
Mortgage fee income . . . . . . . . . . . . .        8,590     7,715     8,033      10,130     9,699       24,338     28,971
Trading account profits - excluding
   interest . . . . . . . . . . . . . . . . .        1,576       598     1,507       2,097     3,521        3,681     11,006
Insurance premiums and commissions  . . . . .        2,425     3,379     2,686       2,167     2,897        8,490      9,680
Bankers' acceptance and letter of
   credit fees  . . . . . . . . . . . . . . .        5,827     5,689     6,287       4,633     4,925       17,803     15,035
Student loan servicing  . . . . . . . . . . .            -         -         -           -         -            -      5,535
Other service charges and fees  . . . . . . .       14,571    13,156    13,627      11,948    12,248       41,354     36,967
Other income  . . . . . . . . . . . . . . . .        9,190    11,013     7,564      14,298     8,856       27,767     23,017
                                                  --------  --------  --------    --------  --------     --------   --------
    Total other operating revenue   . . . . .      151,541   153,299   144,869     152,441   149,761      449,709    447,738
Gain on sale of subsidiary  . . . . . . . . .            -         -         -           -         -            -      8,030
Investment securities gains . . . . . . . . .          433       221       572       7,216       702        1,226     12,178
                                                  --------  --------  --------    --------  --------     --------   --------
    Total   . . . . . . . . . . . . . . . . .     $151,974  $153,520  $145,441    $159,657  $150,463     $450,935   $467,946
                                                  ========  ========  ========    ========  ========     ========   ========

Noninterest Expense
                Total noninterest expense decreased $2.253 million or less than 1 percent for the third quarter and $15.608 million or 1.9 percent year to date. Included in the first nine months of 1993 was $15.872 million of nonrecurring charges taken in the first quarter. Excluding these charges, noninterest expense for the first nine months of 1994 increased $264 thousand or less than 1 percent from the year-earlier period.
                Total personnel expense was down $2.698 million or 1.9 percent for the quarter but modestly higher by $970 thousand or under 1 percent year to date. Salaries expense rose $3.811 million or 3.4 percent and $13.470 million or 4 percent for the three- and nine-month periods, respectively. Primary factors for the increases were higher base salaries and increased relocation costs and temporary help. Benefits expense declined $6.509 million or 22.1 percent for the quarter and $12.500 million or 14.3 percent for the first nine months, in part, reflecting lower than anticipated costs for retiree medical benefits.
                Combined net occupancy and equipment expense rose $3.009 million or 6.9 percent for the three months ended September 30 and $5.515 million or 4.1 percent for the nine months. Equipment expense was up $1.933 million or 7.8 percent for the quarter and $4.348 million or 5.8 percent year to date, accounting for the majority of the increases and primarily driven by higher depreciation, equipment maintenance and installation, and telephone expenses.
                Remaining combined categories of noninterest expense declined $2.564 million or 2.9 percent for the third period and $22.093 million or 8 percent for the first nine months. Foreclosed property expense had net gains of $452 thousand for the quarter and $4.297 million for the first nine months versus net expenses of $1.737 million and $5.024 million, respectively, in 1993.


Noninterest Expense (thousands)                                                                                              Table 9





                                                              1994                       1993
                                                  ---------------------------      ----------------       Nine Months Ended
                                                   Third     Second    First       Fourth    Third           September 30
                                                  Quarter   Quarter   Quarter      Quarter  Quarter        1994        1993
                                                  -------   -------   -------      -------  -------       ------     -------
Salaries  . . . . . . . . . . . . . . . . . .    $116,793   $114,882  $115,211    $122,205   $112,982     $346,886   $333,416
Employee benefits . . . . . . . . . . . . . .      22,902     26,350    25,803      25,504     29,411       75,055     87,555
                                                 --------   --------  --------    --------   --------     --------   --------
    Total personnel expense   . . . . . . . .     139,695    141,232   141,014     147,709    142,393      421,941    420,971
Net occupancy expense . . . . . . . . . . . .      20,026     20,196    19,428      23,587     18,950       59,650     58,483
Equipment expense . . . . . . . . . . . . . .      26,789     26,010    26,512      27,283     24,856       79,311     74,963
Postage and delivery  . . . . . . . . . . . .       8,645      8,816     9,052       9,315      8,921       26,513     28,845
Outside data processing,
  programming and software  . . . . . . . . .       7,834      8,119     8,485      12,494      9,194       24,438     26,119
Stationery and supplies . . . . . . . . . . .       6,578      5,836     5,962       7,018      6,353       18,376     18,326
Advertising and sales promotion . . . . . . .       8,019      9,316     9,783      11,435      7,681       27,118     26,706
Professional services . . . . . . . . . . . .       4,617      5,385     3,952       6,381      4,120       13,954     10,763
Travel and business promotion . . . . . . . .       3,757      4,343     3,504       4,706      3,668       11,604     10,857
FDIC insurance and regulatory
  examinations  . . . . . . . . . . . . . . .      13,294     13,589    13,380      13,122     13,274       40,263     40,541
Check clearing and other bank
  services  . . . . . . . . . . . . . . . . .       2,475      1,920     2,295       2,348      2,563        6,690      7,811
Amortization of intangible assets . . . . . .       4,524      4,602     5,137       6,844      7,502       14,263     21,157
Foreclosed property expense . . . . . . . . .        (452)      (404)   (3,441)      2,630      1,737       (4,297)     5,024
Other expense . . . . . . . . . . . . . . . .      25,492     25,585    24,987      24,868     22,334       76,064     80,930
                                                 --------   --------  --------    --------   --------     --------   --------
    Total   . . . . . . . . . . . . . . . . .    $271,293   $274,545  $270,050    $299,740   $273,546     $815,888   $831,496
                                                 ========   ========  ========    ========   ========     ========   ========
Overhead ratio  . . . . . . . . . . . . . . .        53.2%     54.3%      55.4%       59.5%      55.0%        54.3%      56.2%

Income Taxes

                Applicable income taxes were higher by $7.874 million or 15.8 percent for the quarter and $13.804 million or 9.2 percent year to date. Income taxes computed at the statutory rate are reduced primarily by the interest earned on state and municipal debt securities and industrial revenue obligations. Also, within certain limitations, one-half of the interest income on qualifying employee stock ownership plan loans is exempt from federal taxes. The interest earned on state and municipal debt instruments is exempt from federal taxes and, except for out-of-state issues, from North Carolina and Georgia taxes as well, and results in substantial interest savings for local governments and their constituents.

____________________________________________________________________________________________________________________________________

INCOME TAXES (thousands)                                                                                                    TABLE 10
____________________________________________________________________________________________________________________________________




                                                                                 Three Months Ended       Nine Months Ended
                                                                                    September 30             September 30
                                                                                   1994       1993          1994      1993
                                                                                 --------   --------     ---------  --------
Income before income taxes  . . . . . . . . . . . . . . . . . . . . . . . .      $195,679   $174,220     $561,089    $519,451
                                                                                 ========   ========     ========    ========
Federal income taxes at statutory rate* . . . . . . . . . . . . . . . . . .      $ 68,488   $ 64,429     $196,381    $181,808
State and local income taxes - net of federal benefit . . . . . . . . . . .         1,235      1,386        3,426       5,497
Effect of tax-exempt securities interest and other income . . . . . . . . .       (12,707)   (14,088)     (37,693)    (40,060)
Tax cost to carry tax-exempt assets . . . . . . . . . . . . . . . . . . . .           592        568        1,606       1,618
Other items . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            79     (2,482)         437       1,490
                                                                                 --------   --------     --------    --------
    Total tax expense   . . . . . . . . . . . . . . . . . . . . . . . . . .      $ 57,687   $ 49,813     $164,157    $150,353
                                                                                 ========   ========     ========    ========
Currently payable:
  Federal . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      $ 52,835   $ 51,822     $154,905    $161,991
  Foreign . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            46        114          106         268
  State and local . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         1,773      1,939        6,549       9,755
                                                                                 --------   --------     --------    --------
    Total   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        54,654     53,875      161,560     172,014

Deferred:
  Federal . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         2,907     (4,350)       3,876     (20,362)
  State and local . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           126        288       (1,279)     (1,299)
                                                                                 --------   --------     --------    --------
    Total   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         3,033     (4,062)       2,597     (21,661)
                                                                                 --------   --------     --------    --------
    Total tax expense   . . . . . . . . . . . . . . . . . . . . . . . . . .      $ 57,687   $ 49,813     $164,157    $150,353
                                                                                 ========   ========     ========    ========


* An increase in the federal income tax statutory rate from 34% to 35% was enacted during the third quarter of 1993, retroactive to January 1, 1993. The federal income tax amount for the three months ended September 30, 1993 of
  $64,429 represents the 35% rate and a $3,452 cumulative adjustment related to the retroactive increase in the federal income tax statutory rate. The amounts for 1994 and the nine months ended September 30, 1993 represent a federal income tax statutory rate of 35%.
____________________________________________________________________________________________________________________________________

FINANCIAL CONDITION AND CAPITAL RATIOS
                Total assets at September 30, 1994 were $38.134 billion, including $33.580 billion of interest-earning assets and $24.968 billion of loans. Assets at third quarter-close 1993 totaled $35.320 billion, with $31.499 billion of interest-earning assets and $22.066 billion of loans. At June 30, 1994, assets were $37.069 billion, including $32.964 billion of interest-earning assets and $24.300 billion of loans.
                Deposits constitute the primary source of the corporation's funding. At September 30, 1994, deposits were $22.256 billion, including time deposits of $16.984 billion, representing 76.3 percent of the total. Comparable amounts a year earlier were $22.187 billion and $16.864 billion or 76 percent, respectively, and at June 30, 1994 they were $22.218 billion and $16.945 billion or 76.3 percent, respectively.
                Shareholders' equity at September 30, 1994 was $3.215 billion, up $240 million or 8.1 percent from $2.975 billion a year earlier and higher by $66 million or 2.1 percent from the end of the second quarter. The total at September 30, 1994 included $21.510 million, net of tax, of unrealized losses on securities available-for-sale marked to fair market value under FASB 115.
                Wachovia's board of directors authorized at their third quarter meeting on July 22, 1994 the repurchase of up to 5 million shares of common stock, replacing an earlier authorization for the same number of shares. Repurchased shares will be used for various corporate purposes, including the issuance of shares for the corporation's employee stock plans and dividend reinvestment plan. During the third quarter of 1994, the corporation repurchased 591,000 shares at an average price of $32.60 per share for a total cost of $19.268 million. At September 30, 1994, a total of 4,519,500 shares remained available for possible repurchase.
                Intangible assets at third quarter-close 1994 totaled $82.546 million, consisting of $37.286 million in mortgage servicing rights, $31.334 million in goodwill, $9.092 million in deposit base intangibles and $4.834 million in other intangible assets, primarily purchased credit card intangibles. This compares with $92.443 million of intangible assets a year earlier, including $41.728 million in mortgage servicing rights, $32.824 million in goodwill, $11.309 million in deposit base intangibles and $6.582 million in other intangibles. Intangible assets at June 30, 1994 totaled $85.601 million.
                Regulatory agencies divide capital into Tier I (consisting of shareholders' equity less ineligible intangible assets) and Tier II (consisting of the allowable portion of the reserve for loan losses and certain long-term debt) and measure capital adequacy by applying both capital levels to a banking company's risk-adjusted assets and off-balance sheet items. Regulatory requirements presently specify that Tier I capital should exclude the market appreciation or depreciation of securities available-for-sale arising from valuation adjustments under FASB 115. In addition to these capital ratios, regulatory agencies have established a Tier I leverage ratio which measures Tier I capital to average assets less ineligible intangible assets.
                Regulatory guidelines require a minimum total capital to risk-adjusted assets ratio of 8 percent with one-half consisting of tangible common shareholders' equity and a minimum Tier I leverage ratio of 3 percent. Banks which meet or exceed a Tier I ratio of 6 percent, a total capital ratio of 10 percent and a Tier I leverage ratio of 5 percent are considered well capitalized by regulatory standards.
                At September 30, 1994, Wachovia's Tier I to risk-adjusted assets ratio was 9.40 percent and including Tier II was 13.03 percent. The corporation's Tier I leverage ratio was 8.51 percent.


CAPITAL COMPONENTS AND RATIOS (thousands)                                                                                   Table 11


                                                                            1994                               1993
                                                          ---------------------------------------     ------------------------
                                                              Third        Second        First          Fourth        Third
                                                             Quarter      Quarter       Quarter         Quarter      Quarter
                                                          -----------   -----------   -----------     -----------  -----------
Tier I capital:
  Common shareholders' equity . . . . . . . . . . . .     $ 3,214,881   $ 3,149,144   $ 3,093,593     $ 3,017,947  $ 2,974,699
  Less ineligible intangible assets . . . . . . . . .          31,334        32,349        32,095          32,451       36,039
  Unrealized (gains) losses on securities
   available-for-sale, net of tax   . . . . . . . . .          21,510        15,140        (3,825)              -            -
                                                           ----------    ----------    ----------      ----------   ----------
    Total Tier I capital  . . . . . . . . . . . . . .       3,205,057     3,131,935     3,057,673       2,985,496    2,938,660

Tier II capital:
  Allowable allowance for loan losses . . . . . . . .         406,005       405,942       396,449         384,032      370,017
  Allowable long-term debt  . . . . . . . . . . . . .         832,881       833,253       833,125         583,738      587,158
                                                           ----------    ----------    ----------      ----------   ----------
    Tier II capital additions . . . . . . . . . . . .       1,238,886     1,239,195     1,229,574         967,770      957,175
                                                           ----------    ----------    ----------      ----------   ----------
    Total capital   . . . . . . . . . . . . . . . . .     $ 4,443,943   $ 4,371,130   $ 4,287,247     $ 3,953,266  $ 3,895,835
                                                           ==========    ==========    ==========      ==========   ==========
Risk-adjusted assets  . . . . . . . . . . . . . . . .     $34,100,248   $32,746,004   $31,706,868     $30,701,782  $29,567,305

Quarterly average assets  . . . . . . . . . . . . . .     $37,676,339   $37,174,827   $35,778,460     $35,419,829  $33,869,607

Risk-based capital ratios:
  Tier I capital  . . . . . . . . . . . . . . . . . .            9.40%         9.56%         9.64%           9.72%        9.94%
  Total capital . . . . . . . . . . . . . . . . . . .           13.03         13.35         13.52           12.88        13.18

Tier I leverage ratio*  . . . . . . . . . . . . . . .            8.51%         8.43%         8.56%           8.44%        8.69%

Shareholders' equity to total assets  . . . . . . . .            8.43%         8.50%         8.51%           8.26%        8.42%

* Ratio excludes the average unrealized gains (losses) on securities available-for-sale, net of tax, of ($16,885) for the third quarter of 1994, ($8,535) for the second quarter of 1994 and $22,399 for the first quarter of 1994

WACHOVIA CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CONDITION

                                                                            September 30         December 31       September 30
$ in thousands                                                                  1994                1993               1993
                                                                            ------------         ------------      ------------
ASSETS
Cash and due from banks . . . . . . . . . . . . . . . . . . . . . . .       $ 2,508,241          $ 2,529,528       $ 2,169,531
Interest-bearing bank balances  . . . . . . . . . . . . . . . . . . .             5,758               12,478            11,213
Federal funds sold and securities
  purchased under resale agreements   . . . . . . . . . . . . . . . .           199,386              691,106           586,569
Trading account assets  . . . . . . . . . . . . . . . . . . . . . . .           745,000              788,779           778,966
Securities available-for-sale . . . . . . . . . . . . . . . . . . . .         3,688,984                    -                 -
Securities held-to-maturity (market value of $3,980,564,
  $8,156,690 and $8,407,776, respectively)  . . . . . . . . . . . . .         3,972,867            7,878,656         8,055,644
Loans and net leases  . . . . . . . . . . . . . . . . . . . . . . . .        24,975,597           22,986,307        22,072,618
Less unearned income on loans . . . . . . . . . . . . . . . . . . . .             7,881                8,819             6,433
                                                                            -----------          -----------       -----------
      Total loans . . . . . . . . . . . . . . . . . . . . . . . . . .        24,967,716           22,977,488        22,066,185
Less allowance for loan losses  . . . . . . . . . . . . . . . . . . .           406,005              404,798           404,091
                                                                            -----------          -----------       -----------
      Net loans . . . . . . . . . . . . . . . . . . . . . . . . . . .        24,561,711           22,572,690        21,662,094
Premises and equipment  . . . . . . . . . . . . . . . . . . . . . . .           532,121              502,699           495,593
Due from customers on acceptances . . . . . . . . . . . . . . . . . .           774,222              434,584           456,518
Other assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . .         1,145,995            1,115,252         1,103,553
                                                                            -----------          -----------       -----------
      Total assets  . . . . . . . . . . . . . . . . . . . . . . . . .       $38,134,285          $36,525,772       $35,319,681
                                                                            ===========          ===========       ===========
LIABILITIES
Deposits in domestic offices:
  Demand  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       $ 5,265,733          $ 6,140,884       $ 5,315,479
  Interest-bearing demand   . . . . . . . . . . . . . . . . . . . . .         3,336,611            3,515,680         3,220,722
  Savings and money market savings  . . . . . . . . . . . . . . . . .         6,099,692            6,194,086         6,192,030
  Savings certificates  . . . . . . . . . . . . . . . . . . . . . . .         5,177,269            5,141,410         5,250,509
  Large denomination certificates   . . . . . . . . . . . . . . . . .         1,484,147            1,507,461         1,645,129
  Noninterest-bearing time  . . . . . . . . . . . . . . . . . . . . .            50,753               45,802            65,182
                                                                            -----------          -----------       -----------
      Total deposits in domestic offices  . . . . . . . . . . . . . .        21,414,205           22,545,323        21,689,051
Deposits in foreign offices:
  Demand  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             6,399                3,011             7,834
  Time  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           835,091              804,064           490,490
                                                                            -----------          -----------       -----------
      Total deposits in foreign offices . . . . . . . . . . . . . . .           841,490              807,075           498,324
                                                                            -----------          -----------       -----------
      Total deposits  . . . . . . . . . . . . . . . . . . . . . . . .        22,255,695           23,352,398        22,187,375
Federal funds purchased and securities
  sold under repurchase agreements  . . . . . . . . . . . . . . . . .         5,528,088            4,741,283         5,307,332
Commercial paper  . . . . . . . . . . . . . . . . . . . . . . . . . .           432,012              589,178           425,656
Other short-term borrowed funds . . . . . . . . . . . . . . . . . . .           854,559            1,091,123           965,207
Long-term debt:
  Bank notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . .         3,890,345            2,370,091         2,062,664
  Other long-term debt  . . . . . . . . . . . . . . . . . . . . . . .           839,246              590,365           594,362
                                                                            -----------          -----------       -----------
      Total long-term debt  . . . . . . . . . . . . . . . . . . . . .         4,729,591            2,960,456         2,657,026
Acceptances outstanding . . . . . . . . . . . . . . . . . . . . . . .           774,222              434,584           456,518
Other liabilities . . . . . . . . . . . . . . . . . . . . . . . . . .           345,237              338,803           345,868
                                                                            -----------          -----------       -----------
      Total liabilities . . . . . . . . . . . . . . . . . . . . . . .        34,919,404           33,507,825        32,344,982

SHAREHOLDERS' EQUITY
Preferred stock, par value $5 per share:
  Authorized 50,000,000 shares; none outstanding  . . . . . . . . . .                 -                    -                 -
Common stock, par value $5 per share:
  Issued 170,759,977, 171,375,772 and
  172,011,522, respectively   . . . . . . . . . . . . . . . . . . . .           853,800              856,879           860,058
Capital surplus . . . . . . . . . . . . . . . . . . . . . . . . . . .           741,083              761,573           787,416
Retained earnings . . . . . . . . . . . . . . . . . . . . . . . . . .         1,619,998            1,399,495         1,327,225
                                                                            -----------          -----------       -----------
      Total shareholders' equity  . . . . . . . . . . . . . . . . . .         3,214,881            3,017,947         2,974,699
                                                                            -----------          -----------       -----------
      Total liabilities and shareholders' equity  . . . . . . . . . .       $38,134,285          $36,525,772       $35,319,681
                                                                            ===========          ===========       ===========

WACHOVIA CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF INCOME

                                                                          Three Months Ended             Nine Months Ended
                                                                             September 30                   September 30
$ in thousands, except per share                                           1994         1993            1994            1993
                                                                        ---------     --------       ----------      ----------
INTEREST INCOME
Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     $483,087      $408,737      $1,340,149      $1,212,138
Securities available-for-sale:
  State and municipal . . . . . . . . . . . . . . . . . . . . . . .            -             -              14               -
  Other investments . . . . . . . . . . . . . . . . . . . . . . . .       46,801             -         139,133               -
Securities held-to-maturity:
  State and municipal . . . . . . . . . . . . . . . . . . . . . . .       12,192        13,708          38,316          44,071
  Other investments . . . . . . . . . . . . . . . . . . . . . . . .       54,992        98,497         164,226         291,709
Interest-bearing bank balances  . . . . . . . . . . . . . . . . . .          142           485             487           2,789
Federal funds sold and securities
  purchased under resale agreements . . . . . . . . . . . . . . . .        1,347         3,612           6,300           8,344
Trading account assets  . . . . . . . . . . . . . . . . . . . . . .        8,889         6,892          22,465          19,769
                                                                        --------      --------      ----------      ----------
      Total interest income . . . . . . . . . . . . . . . . . . . .      607,450       531,931       1,711,090       1,578,820

INTEREST EXPENSE
Deposits:
  Domestic offices  . . . . . . . . . . . . . . . . . . . . . . . .      134,241       133,562         373,329         415,596
  Foreign offices . . . . . . . . . . . . . . . . . . . . . . . . .        7,042         3,076          14,420           9,333
                                                                        --------      --------      ----------      ----------
      Total interest on deposits  . . . . . . . . . . . . . . . . .      141,283       136,638         387,749         424,929
Short-term borrowed funds . . . . . . . . . . . . . . . . . . . . .       71,495        43,910         184,457         123,970
Long-term debt  . . . . . . . . . . . . . . . . . . . . . . . . . .       61,551        30,597         160,618          72,281
                                                                        --------      --------      ----------      ----------
      Total interest expense  . . . . . . . . . . . . . . . . . . .      274,329       211,145         732,824         621,180

NET INTEREST INCOME . . . . . . . . . . . . . . . . . . . . . . . .      333,121       320,786         978,266         957,640
Provision for loan losses . . . . . . . . . . . . . . . . . . . . .       18,123        23,483          52,224          74,639
                                                                        --------      --------      ----------      ----------
Net interest income after
  provision for loan losses . . . . . . . . . . . . . . . . . . . .      314,998       297,303         926,042         883,001

OTHER INCOME
Service charges on deposit accounts . . . . . . . . . . . . . . . .       48,940        51,909         147,736         153,903
Fees for trust services . . . . . . . . . . . . . . . . . . . . . .       32,151        29,697          96,815          89,678
Credit card income  . . . . . . . . . . . . . . . . . . . . . . . .       28,271        26,009          81,725          73,946
Mortgage fee income . . . . . . . . . . . . . . . . . . . . . . . .        8,590         9,699          24,338          28,971
Trading account profits . . . . . . . . . . . . . . . . . . . . . .        1,576         3,521           3,681          11,006
Student loan servicing  . . . . . . . . . . . . . . . . . . . . . .            -             -               -           5,535
Other operating income  . . . . . . . . . . . . . . . . . . . . . .       32,013        28,926          95,414          84,699
                                                                        --------      --------      ----------      ----------
      Total other operating revenue . . . . . . . . . . . . . . . .      151,541       149,761         449,709         447,738
Gain on sale of subsidiary  . . . . . . . . . . . . . . . . . . . .            -             -               -           8,030
Investment securities gains . . . . . . . . . . . . . . . . . . . .          433           702           1,226          12,178
                                                                        --------      --------      ----------      ----------
      Total other income  . . . . . . . . . . . . . . . . . . . . .      151,974       150,463         450,935         467,946

OTHER EXPENSE
Salaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      116,793       112,982         346,886         333,416
Employee benefits . . . . . . . . . . . . . . . . . . . . . . . . .       22,902        29,411          75,055          87,555
                                                                        --------      --------      ----------      ----------
      Total personnel expense . . . . . . . . . . . . . . . . . . .      139,695       142,393         421,941         420,971
Net occupancy expense . . . . . . . . . . . . . . . . . . . . . . .       20,026        18,950          59,650          58,483
Equipment expense . . . . . . . . . . . . . . . . . . . . . . . . .       26,789        24,856          79,311          74,963
Other operating expense . . . . . . . . . . . . . . . . . . . . . .       84,783        87,347         254,986         277,079
                                                                        --------      --------      ----------      ----------
      Total other expense . . . . . . . . . . . . . . . . . . . . .      271,293       273,546         815,888         831,496

Income before income taxes  . . . . . . . . . . . . . . . . . . . .      195,679       174,220         561,089         519,451
Applicable income taxes . . . . . . . . . . . . . . . . . . . . . .       57,687        49,813         164,157         150,353
                                                                        --------      --------      ----------      ----------
NET INCOME  . . . . . . . . . . . . . . . . . . . . . . . . . . . .     $137,992      $124,407      $  396,932      $  369,098
                                                                        ========      ========      ==========      ==========
Net income per common share:
  Primary . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     $    .80      $    .71      $     2.30      $     2.12
  Fully diluted . . . . . . . . . . . . . . . . . . . . . . . . . .     $    .80      $    .71      $     2.30      $     2.10
Average shares outstanding:
  Primary . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      172,097       174,300         172,462         174,200
  Fully diluted . . . . . . . . . . . . . . . . . . . . . . . . . .      172,701       175,414         173,086         175,905

WACHOVIA CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY

                                                                                 Common Stock
                                                                           -----------------------          Capital       Retained
$ in thousands, except per share                                             Shares        Amount           Surplus       Earnings
                                                                           ----------     --------         ---------     ----------
PERIOD ENDED SEPTEMBER 30, 1993
Balance at beginning of year  . . . . . . . . . . . . . . . . . . . . .    171,471,178    $857,356         $817,889      $1,099,522
Net income  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                                                     369,098
Cash dividends declared on
  common stock - $.81 a share . . . . . . . . . . . . . . . . . . . . .                                                    (139,918)
Common stock issued pursuant to:
  Stock option and employee benefit plans . . . . . . . . . . . . . . .        453,667       2,268            8,989             (41)
  Dividend reinvestment plan  . . . . . . . . . . . . . . . . . . . . .        233,100       1,166            6,946             (15)
  Conversion of notes . . . . . . . . . . . . . . . . . . . . . . . . .      1,555,020       7,775            5,237             (60)
Common stock acquired . . . . . . . . . . . . . . . . . . . . . . . . .     (1,701,214)     (8,506)         (51,640)              8
Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           (229)         (1)              (5)         (1,369)
                                                                           -----------     -------          -------       ---------
Balance at end of period  . . . . . . . . . . . . . . . . . . . . . . .    172,011,522    $860,058         $787,416      $1,327,225
                                                                           ===========    ========         ========      ==========

PERIOD ENDED SEPTEMBER 30, 1994
Balance at beginning of year  . . . . . . . . . . . . . . . . . . . . .    171,375,772    $856,879         $761,573      $1,399,495
Net income  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                                                     396,932
Cash dividends declared on
  common stock - $.90 a share . . . . . . . . . . . . . . . . . . . . .                                                    (154,083)
Common stock issued pursuant to:
  Stock option and employee benefit plans . . . . . . . . . . . . . . .        544,925       2,724           12,255
  Dividend reinvestment plan  . . . . . . . . . . . . . . . . . . . . .        260,354       1,302            7,255
  Conversion of notes . . . . . . . . . . . . . . . . . . . . . . . . .         47,174         236              665
Common stock acquired . . . . . . . . . . . . . . . . . . . . . . . . .     (1,468,248)     (7,341)         (40,471)
Unrealized losses on securities available-
  for-sale, net of tax  . . . . . . . . . . . . . . . . . . . . . . . .                                                     (21,510)
Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                                        (194)           (836)
                                                                           -----------    --------         --------      ----------
Balance at end of period  . . . . . . . . . . . . . . . . . . . . . . .    170,759,977    $853,800         $741,083      $1,619,998
                                                                           ===========    ========         ========      ==========

WACHOVIA CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CASH FLOWS

                                                                                          Nine Months Ended
                                                                                            September 30
$ in thousands                                                                          1994            1993
                                                                                      --------        --------
OPERATING ACTIVITIES
Net income  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    $   396,932     $   369,098
Adjustments to reconcile net income to net cash provided by operations:
  Provision for loan losses . . . . . . . . . . . . . . . . . . . . . . . . . . .       52,224          74,639
  Depreciation and amortization . . . . . . . . . . . . . . . . . . . . . . . . .       83,893          78,122
  Deferred income taxes (benefit) . . . . . . . . . . . . . . . . . . . . . . . .        2,597         (21,661)
  Investment securities gains . . . . . . . . . . . . . . . . . . . . . . . . . .       (1,226)        (12,178)
  Gain on sale of subsidiary  . . . . . . . . . . . . . . . . . . . . . . . . . .            -          (8,030)
  Gain on sale of noninterest-earning assets  . . . . . . . . . . . . . . . . . .       (4,649)         (1,186)
  Increase (decrease) in accrued income taxes . . . . . . . . . . . . . . . . . .         (327)          9,591
  (Increase) decrease in accrued interest receivable  . . . . . . . . . . . . . .        7,851         (24,589)
  Increase in accrued interest payable  . . . . . . . . . . . . . . . . . . . . .       51,802           2,481
  Net change in other accrued and deferred income and expense . . . . . . . . . .        4,140         (32,912)
  Net trading account activities  . . . . . . . . . . . . . . . . . . . . . . . .       43,779         117,002
  Net loans held for resale . . . . . . . . . . . . . . . . . . . . . . . . . . .      264,175        (349,813)
                                                                                   -----------     -----------
      Net cash provided by operating activities . . . . . . . . . . . . . . . . .      901,191         200,564

INVESTING ACTIVITIES
Net decrease in interest-bearing bank balances  . . . . . . . . . . . . . . . . .        6,720         178,340
Net decrease (increase) in federal funds sold and securities
  purchased under resale agreements . . . . . . . . . . . . . . . . . . . . . . .      491,720        (107,597)
Purchases of securities available-for-sale  . . . . . . . . . . . . . . . . . . .     (722,958)              -
Purchases of securities held-to-maturity  . . . . . . . . . . . . . . . . . . . .     (304,060)     (2,937,940)
Sales of securities available-for-sale  . . . . . . . . . . . . . . . . . . . . .       69,376               -
Sales of securities held-to-maturity  . . . . . . . . . . . . . . . . . . . . . .            -          59,233
Calls, maturities and prepayments of securities available-for-sale  . . . . . . .      654,953               -
Calls, maturities and prepayments of securities held-to-maturity  . . . . . . . .      470,771       1,309,508
Net increase in loans made to customers . . . . . . . . . . . . . . . . . . . . .   (2,314,157)       (716,309)
Capital expenditures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      (87,128)       (119,106)
Proceeds from sales of premises and equipment . . . . . . . . . . . . . . . . . .        5,710           5,720
Net increase in other assets  . . . . . . . . . . . . . . . . . . . . . . . . . .      (74,639)       (208,299)
Business combinations and dispositions  . . . . . . . . . . . . . . . . . . . . .            -          20,000
                                                                                   -----------     -----------
      Net cash used by investing activities . . . . . . . . . . . . . . . . . . .   (1,803,692)     (2,516,450)

FINANCING ACTIVITIES
Net decrease in demand, savings and money market accounts . . . . . . . . . . . .   (1,140,275)       (345,557)
Net increase (decrease) in certificates of deposit  . . . . . . . . . . . . . . .       43,572        (842,529)
Net increase in federal funds purchased and securities sold under repurchase
  agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      786,805       1,593,840
Net increase (decrease) in commercial paper . . . . . . . . . . . . . . . . . . .     (157,166)         39,038
Net increase (decrease) in other short-term borrowings  . . . . . . . . . . . . .     (236,564)        266,384
Proceeds from issuance of bank notes  . . . . . . . . . . . . . . . . . . . . . .    1,945,589       1,304,771
Maturities of bank notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . .     (427,800)       (150,000)
Proceeds from issuance of other long-term debt  . . . . . . . . . . . . . . . . .      247,800         248,075
Payments on other long-term debt  . . . . . . . . . . . . . . . . . . . . . . . .         (263)        (80,003)
Common stock issued . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       19,804          17,944
Common stock repurchased  . . . . . . . . . . . . . . . . . . . . . . . . . . . .      (46,601)        (60,144)
Dividend payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     (154,083)       (139,918)
Net increase in other liabilities . . . . . . . . . . . . . . . . . . . . . . . .          396           5,657
                                                                                   -----------     -----------
      Net cash provided by financing activities . . . . . . . . . . . . . . . . .      881,214       1,857,558

DECREASE IN CASH AND CASH EQUIVALENTS . . . . . . . . . . . . . . . . . . . . . .      (21,287)       (458,328)
Cash and cash equivalents at beginning of year  . . . . . . . . . . . . . . . . .    2,529,528       2,627,859
                                                                                   -----------     -----------
Cash and cash equivalents at end of period  . . . . . . . . . . . . . . . . . . .  $ 2,508,241     $ 2,169,531
                                                                                   ===========     ===========
SUPPLEMENTAL DISCLOSURES
Unrealized losses on securities available-for-sale:
  Decrease in securities available-for-sale . . . . . . . . . . . . . . . . . . .  $    35,225     $         -
  Increase in deferred taxes  . . . . . . . . . . . . . . . . . . . . . . . . . .       13,715               -
  Decrease in shareholders' equity  . . . . . . . . . . . . . . . . . . . . . . .       21,510               -

MEMBER COMPANY DIRECTORS

WACHOVIA BANK OF GEORGIA, N.A.

G. JOSEPH PRENDERGAST
Chairman of the Board,
President and
Chief Executive Officer

F. DUANE ACKERMAN
President and
Chief Executive Officer
BellSouth Telecommunications, Inc.

EDWARD L. ADDISON
Chairman of the Board and
Chief Executive Officer
The Southern Company

L. M. BAKER, JR.
President and
Chief Executive Officer
Wachovia Corporation

THOMAS E. BOLAND
Retired Chairman of the Board

CARL BOLCH, JR.
Chairman of the Board and
Chief Executive Officer
Racetrac Petroleum, Inc.

JAMES E. BOSTIC, JR.
Group Vice President
Communication Papers Division
Georgia-Pacific Corporation

MICHAEL C. CARLOS
Chairman of the Board and
Chief Executive Officer
National Distributing Co., Inc.

G. STEPHEN FELKER
Chairman of the Board and
Chief Executive Officer
Avondale Mills, Inc.

BRYAN D. LANGTON
(Advisory Director)
Chairman of the Board and
Chief Executive Officer
Holiday Inn Worldwide

BERNARD MARCUS
Chairman of the Board and
Chief Executive Officer
The Home Depot, Inc.

DANIEL W. MCGLAUGHLIN
President and
Chief Operating Officer
Equifax Inc.

D. RAYMOND RIDDLE
Chairman of the Board and
Chief Executive Officer
National Service Industries, Inc.

S. STEPHEN SELIG III
Chairman of the Board
and President
Selig Enterprises, Inc.

ALANA S. SHEPHERD
Secretary of the Board
Shepherd Spinal Center

J. V. WHITE
Chairman of the
Executive Committee
Equifax Inc.


WACHOVIA BANK OF NORTH CAROLINA, N.A.

J. WALTER MCDOWELL
President and
Chief Executive Officer

L. M. BAKER, JR.
Chairman of the Board

THOMAS M. BELK, JR.
Senior Vice President
Belk Stores Services, Inc.

H. C. BISSELL
Chairman of the Board and
Chief Executive Officer
The Bissell Companies, Inc.

FELTON J. CAPEL
Chairman of the Board
and President
Century Associates of
North Carolina

WILLIAM CAVANAUGH, III
President and
Chief Operating Officer
Carolina Power & Light Company

BERT COLLINS
President and
Chief Executive Officer
North Carolina Mutual
Life Insurance Company

RICHARD L. DAUGHERTY
North Carolina Senior
State Executive,
Vice President Worldwide
Manufacturing
IBM PC Company
IBM Corporation
(Retired/Consultant)

ESTELL C. LEE
Chairman of the Board
and President
The Lee Company

WYNDHAM ROBERTSON
Vice President, Communications
University of North Carolina

JOHN F. WARD
Senior Vice President
Sara Lee Corporation
Chief Executive Officer
Hanes Group

ANDERSON D. WARLICK
President and
Chief Operating Officer
Parkdale Mills, Inc.

DAVID J. WHICHARD, II
Chairman
The Daily Reflector

JOHN C. WHITAKER, JR.
Chairman of the Board and
Chief Executive Officer
Inmar Enterprises, Inc.


SOUTH CAROLINA NATIONAL CORPORATION
WACHOVIA BANK OF SOUTH CAROLINA, N.A.

ANTHONY L. FURR
Chairman of the Board,
President and
Chief Executive Officer

L. M. BAKER, JR.
President and
Chief Executive Officer
Wachovia Corporation

CHARLES J. BRADSHAW
President
Bradshaw Investments, Inc.

FRANK W. BRUMLEY
President
The Brumley Company

W. T. CASSELS, JR.
Chairman of the Board
Southeastern Freight Lines, Inc.

THOMAS C. COXE, III
Executive Vice President
Sonoco Products Company

FREDERICK B. DENT, JR.
President
Mayfair Mills, Inc.

JAMES B. EDWARDS, D.M.D.
President
Medical University of South Carolina

JAMES G. LINDLEY
Chairman Emeritus

JOE A. PADGETT
Retired Executive Vice President
Wachovia Bank of South Carolina, N.A.

W. M. SELF
President and
Chief Executive Officer
Greenwood Mills, Inc.

ROBERT S. SMALL, JR.
President
AVTEX Properties, Inc.

WILLIAM G. TAYLOR
President
The Springs Company

BEATRICE R. THOMPSON, PH.D.
Coordinator of Psychological Services
Anderson School District Five

WACHOVIA CORPORATION DIRECTORS AND OFFICERS

DIRECTORS

L. M. BAKER, JR.
President and
Chief Executive Officer

JOHN G. MEDLIN, JR.
Chairman of the Board

RUFUS C. BARKLEY, JR.
Chairman of the Board
Cameron & Barkley Company

CRANDALL C. BOWLES
Executive Vice President
Springs Industries, Inc.

JOHN L. CLENDENIN
Chairman of the Board
and Chief Executive Officer
BellSouth Corporation

LAWRENCE M. GRESSETTE, JR.
Chairman of the Board,
President and
Chief Executive Officer
SCANA Corporation

THOMAS K. HEARN, JR.
President
Wake Forest University

W. HAYNE HIPP
President and
Chief Executive Officer
The Liberty Corporation

ROBERT M. HOLDER, JR.
Chairman of the Board
Holder Corporation

DONALD R. HUGHES
Vice Chairman of the Board
Burlington Industries, Inc.

F. KENNETH IVERSON
Chairman and
Chief Executive Officer
Nucor Corporation

JAMES W. JOHNSTON
Chairman and
Chief Executive Officer
R.J. Reynolds Tobacco Worldwide

W. DUKE KIMBRELL
Chairman of the Board and
Chief Executive Officer
Parkdale Mills, Inc.

HERMAN J. RUSSELL
Chairman of the Board and
Chief Executive Officer
H.J. Russell & Company

SHERWOOD H. SMITH, JR.
Chairman of the Board and
Chief Executive Officer
Carolina Power & Light Company

CHARLES MCKENZIE TAYLOR
Chairman of the Board
Taylor & Mathis, Inc.

EXECUTIVE OFFICERS

L. M. BAKER, JR.
President and
Chief Executive Officer

MICKEY W. DRY
Executive Vice President
Chief Credit Officer

HUGH M. DURDEN
Executive Vice President

ANTHONY L. FURR
Executive Vice President

W. DOUG KING
Executive Vice President

WALTER E. LEONARD, JR.
Executive Vice President

KENNETH W. MCALLISTER
Executive Vice President
General Counsel

ROBERT S. MCCOY, JR.
Executive Vice President
Chief Financial Officer

J. WALTER MCDOWELL
Executive Vice President

G. JOSEPH PRENDERGAST
Executive Vice President

RICHARD B. ROBERTS
Executive Vice President
Treasurer

                                                                   BULK RATE
                                                               U.S. POSTAGE PAID
                                                                   WACHOVIA
                                                                   CORPORATION

WACHOVIA

Wachovia Corporation
P.O. Box 3099
Winston-Salem, NC 27150


[ ] SHAREHOLDER INFORMATION

SHAREHOLDER SERVICES
Dividend Reinvestment and Common Stock Purchase Plan - The plan provides common stockholders of record a regular way of investing cash dividends in additional shares at an average market price and/or investing optional cash payments without payment of brokerage commissions or service charges.

Direct Deposit of Cash Dividends - Direct deposit is a safe, fast and timesaving method of receiving cash dividends through automatic deposit on date of payment to a checking, savings or money market account at any financial institution which participates in an Automated Clearing House.

Address Change and Account Assistance - To help ensure timely receipt of shareholder mailings, please notify the corporation, in writing, immediately of any address change or correction. Use of your shareholder account number and a daytime phone number in all correspondence will be appreciated.

For information about these services, requests for address changes and account assistance, please contact:

H. Jo Barlow                       Wachovia Corporation
Shareholder Services               P.O. Box 3099
910-770-5787                       Winston-Salem, NC 27150

OTHER INFORMATION
Additional information about Wachovia Corporation or its member companies may be obtained by contacting:

Robert S. McCoy, Jr., Chief Financial Officer, 910-770-5926

James C. Mabry, Investor Relations, 910-770-5788

Wachovia Corporation
P.O. Box 3099
Winston-Salem, NC 27150

COMMON STOCK LISTING
New York Stock Exchange Symbol: WB